                                  SUBJECT TO COMPLETION, DATED DECEMBER __, 2001
                                   Oppenheimer Tremont Market Neutral Fund, LLC
                                                 December __, 2001

                                        STATEMENT OF ADDITIONAL INFORMATION

                                                498 Seventh Avenue
                                                New York, NY 10018
                                                  (212) 323-0200

                                             toll-free (800) 858-9826

                  This  Statement of Additional  Information  ("SAI") is not a prospectus.  This SAI relates to and should be read in conjunction  with the  prospectus of  Oppenheimer  Tremont Market Neutral Fund, LLC (the "Fund"),
dated  December  __ , 2001.  A copy of the  prospectus  may be  obtained by  contacting  the Fund at the  telephone numbers or address set forth above.

                  The  information  in this SAI is not  complete  and may be  changed.  The Fund may not sell these securities  until the  registration  statement  filed with the  Securities and Exchange  Commission  (the "SEC") is
effective.  This  SAI is not an  offer to sell  these  securities  and is not  soliciting  an  offer  to buy  these securities in any state where the offer or sale is not permitted.

                                                 TABLE OF CONTENTS

                                         INVESTMENT POLICIES AND PRACTICES
                  The  investment  objective  and  principal  investment  strategies  of the  Fund,  as well as the principal  risks  associated  with the  Fund's  investment  strategies,  are set forth in the  prospectus.  Certain additional investment information is set forth below.

FUNDAMENTAL POLICIES

                  The Fund's stated  fundamental  policies,  which may only be changed by the affirmative vote of a majority of the outstanding  voting securities of the Fund  ("Interests"),  are listed below.  Within the limits of these  fundamental  policies,  the Fund's  management has reserved freedom of action.  As defined by the Investment
Company Act of 1940, as amended (the "Investment  Company Act"), the vote of a "majority of the outstanding  voting securities  of the Fund" means the vote, at an annual or special  meeting of  securityholders  duly called,  (a) of
67% or more of the voting  securities  present at such meeting,  if the holders of more than 50% of the outstanding voting  securities  of the Fund are present or  represented  by proxy;  or (b) of more than 50% of the  outstanding voting securities of the Fund, whichever is less.  The Fund may not:

o........Issue senior  securities,  except to the extent  permitted by Section 18 of the Investment  Company Act or as otherwise permitted by the Securities Exchange Commission (the "SEC").

o        Borrow money,  except to the extent permitted by Section 18 of the Investment  Company Act or as otherwise permitted by the SEC.

o        Underwrite  securities of other issuers,  except  insofar as the Fund may be deemed an  underwriter  under the  Securities  Act of 1933, as amended,  in  connection  with the  disposition  of its portfolio securities.

o        Make loans, except through purchasing fixed-income securities,  lending portfolio securities,  or entering into repurchase  agreements in a manner consistent with the Fund's  investment  policies or as otherwise permitted under the Investment Company Act.

o        Purchase,  hold or deal in real estate,  except that the Fund may invest in securities that are secured by real estate,  or issued by  companies  that invest or deal in real estate or real estate investment trusts.

o        Invest in  commodities  or  commodity  contracts,  except  that the Fund may  purchase  and sell  non-U.S.
                           currency,  options,  futures and forward contracts,  including those related to indexes, and options on indexes.

o

                  Invest  25% or more  of the  value  of its  total  assets  in the  securities  (other  than  U.S.
                           Government  securities)  of issuers  engaged in any single  industry.  This  restriction also does not apply to the Fund's investments in Portfolio Funds.

                  With respect to these  investment  restrictions  and other policies  described in this SAI or the prospectus  (except the Fund's  policies on borrowings  and senior  securities  set forth  above),  if a percentage restriction  is adhered to at the time of an investment  or  transaction,  a later change in  percentage  resulting from a change in the values of investments or the value of the Fund's total assets,  unless otherwise stated,  will not constitute a violation of such restriction or policy.  The Fund's  investment  policies and restrictions do not apply to the activities and  transactions  of investment  funds in which assets of the Fund are invested,  but will apply to investments made by the Fund (or any account consisting solely of Fund assets).

                  The Fund's  investment  objective  is  fundamental  and may not be changed  without the vote of a majority (as defined by the Investment Company Act) of the Fund's outstanding voting securities.

CERTAIN PORTFOLIO SECURITIES AND OTHER OPERATING POLICIES

                  As discussed  in the  prospectus,  the Fund will invest  primarily  in private  investment  funds
("Portfolio  Funds") that are managed by  alternative  asset  managers  ("Portfolio  Managers")  that employ market neutral  investment  strategies.  The Fund may also on occasion  retain a Portfolio  Manager to manage a designated segment of the Fund's  assets (a  "Portfolio  Account")  in  accordance  with the  Portfolio  Manager's  investment program.  Additional  information  regarding the types of securities and financial  instruments in which  Portfolio
Managers  may  invest  the  assets of  Portfolio  Funds and  Portfolio  Accounts,  and  certain  of the  investment techniques that may be used by Portfolio Managers, is set forth below.

EQUITY SECURITIES

                  The investment  portfolios of Portfolio Funds and Portfolio  Accounts will include long and short positions in common stocks,  preferred  stocks and convertible  securities of U.S. and foreign  issuers.  The value of equity securities  depends on business,  economic and other factors  affecting those issuers.  Equity securities fluctuate  in value,  often  based on  factors  unrelated  to the value of the issuer of the  securities,  and such fluctuations can be pronounced.

                  Portfolio  Managers  may  generally  invest  Portfolio  Funds and  Portfolio  Accounts  in equity securities  without  restriction.  These  investments may include  securities issued by companies having relatively small market  capitalization,  including "micro cap" companies.  The prices of the securities of smaller  companies may be subject to more abrupt or erratic market movements than larger,  more established  companies,  because these securities  typically are traded in lower volume and the issuers  typically are more subject to changes in earnings and  prospects.  These  securities  are also  subject  to other  risks that are less  prominent  in the case of the securities of larger companies.

FIXED-INCOME SECURITIES

                  Portfolio  Funds and  Portfolio  Accounts  may invest in  fixed-income  securities.  A  Portfolio
Manager will invest in these  securities  when their yield and potential for capital  appreciation  are  considered sufficiently  attractive  and  also  may  invest  in  these  securities  for  defensive  purposes  and to  maintain liquidity.  Fixed-income  securities  include bonds,  notes and debentures issued by U.S. and foreign  corporations and  governments.  These  securities may pay fixed,  variable or floating  rates of interest,  and may include zero coupon  obligations.  Fixed-income  securities are subject to the risk of the issuer's  inability to meet principal and interest  payments on its obligations  (i.e.,  credit risk) and are subject to the risk of price volatility due to such factors as interest rate sensitivity,  market perception of the  creditworthiness or financial condition of the issuer and general market liquidity  (i.e.,  market risk).  Certain  portfolio  securities,  such as those with interest  rates that  fluctuate  directly or indirectly  based on multiples of a stated  index,  are designed to be highly  sensitive to changes in interest  rates and can subject the holders  thereof to  significant  reductions of yield and possible loss of principal.

                  Portfolio  Funds and Portfolio  Accounts may invest in both investment  grade and  non-investment
grade  debt  securities   (commonly   referred  to  as  "junk  bonds").   Investment   grade  debt  securities  are
securities that have received a rating from at least one nationally  recognized  statistical rating organization (a
"Rating  Agency") in one of the four highest rating  categories  or, if not rated by any Rating  Agency,  have been determined by a Portfolio Manager to be of comparable quality.

                  A Portfolio Fund's or Portfolio  Account's  investments in non-investment  grade debt securities, including convertible debt securities,  are considered by the Rating Agencies to be predominantly  speculative with respect to the issuer's  capacity to pay interest  and repay  principal.  Non-investment  grade  securities  in the lowest  rating  categories  may  involve a  substantial  risk of default or may be in default.  Adverse  changes in economic  conditions or developments  regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of  non-investment  grade  securities to make  principal  and interest  payments than is the case for higher grade  securities.  In addition,  the market for lower grade  securities may be thinner and less liquid than the market for higher grade securities.

NON-U.S. SECURITIES

                  Portfolio  Funds and  Portfolio  Accounts  may invest in equity and  fixed-income  securities  of
non-U.S.  issuers and in  depositary  receipts,  such as American  Depositary  Receipts  ("ADRs"),  that  represent indirect interests in securities of non-U.S.  issuers.  Non-U.S.  securities in which Portfolio Funds and Portfolio
Accounts may invest may be listed on non-U.S.  securities exchanges or traded in non-U.S.  over-the-counter markets or may be purchased in private  placements  and not be publicly  traded.  Investments  in non-U.S.  securities  are affected  by risk  factors  generally  not  thought  to be  present  in the U.S.  These  factors  are listed in the prospectus under "Risk Factors--Non-U.S. Investments."

                  As a general  matter,  Portfolio  Funds and Portfolio  Accounts are not required to hedge against
non-U.S.  currency risks,  including the risk of changing currency exchange rates,  which could reduce the value of
non-U.S.  currency denominated portfolio securities  irrespective of the underlying investment.  However, from time to time,  a Portfolio  Fund or Portfolio  Account may enter into  forward  currency  exchange  contracts  ("forward contracts") for hedging purposes and non-hedging  purposes to pursue its investment  objective.  Forward  contracts are transactions  involving the Portfolio Fund's or Portfolio  Account's  obligation to purchase or sell a specific currency at a future date at a specified  price.  Forward  contracts may be used by the Portfolio Fund or Portfolio
Account for hedging  purposes to protect  against  uncertainty in the level of future  non-U.S.  currency  exchange rates,  such as when the  Portfolio  Fund or  Portfolio  Account  anticipates  purchasing  or  selling  a  non-U.S.
security.  This technique  would allow the Portfolio Fund or Portfolio  Account to "lock in" the U.S.  dollar price of the security.  Forward  contracts  also may be used to attempt to protect the value of the  Portfolio  Fund's or
Portfolio  Account's  existing  holdings of  non-U.S.  securities.  There may be,  however,  imperfect  correlation between the  Portfolio  Fund's or  Portfolio  Account's  non-U.S.  securities  holdings  and the forward  contracts entered  into with  respect to such  holdings.  Forward  contracts  also may be used for  non-hedging  purposes  to pursue the Fund's or a Portfolio Fund's investment  objective,  such as when a Portfolio  Manager  anticipates that particular non-U.S.  currencies will appreciate or depreciate in value, even though securities  denominated in such currencies are not then held in the Fund's or Portfolio Fund's investment portfolio.

                  ADRs  involve  substantially  the same risks as  investing  directly  in  securities  of non-U.S.
issuers,  as  discussed  above.  ADRs are  receipts  typically  issued by a U.S.  bank or trust  company  that show evidence of underlying  securities issued by a non-U.S.  corporation.  Issuers of unsponsored  Depository  Receipts are not  obligated  to  disclose  material  information  in the United  States,  and  therefore,  there may be less information available regarding such issuers.

MONEY MARKET INSTRUMENTS

                  The Fund,  Portfolio Funds and Portfolio  Accounts may invest during periods of adverse market or economic  conditions  for defensive  purposes some or all of their assets in high quality money market  instruments and other short-term  obligations,  money market mutual funds or repurchase agreements with banks or broker-dealers or may hold cash or cash  equivalents  in such  amounts as Tremont,  the Fund's  investment  manager,  or Portfolio
Managers  deem  appropriate  under  the  circumstances.  The  Fund or  Portfolio  Funds  also may  invest  in these
instruments  for  liquidity  purposes  pending   allocation  of  their  respective   offering  proceeds  and  other
circumstances.  Money market instruments are high quality,  short-term  fixed-income  obligations,  which generally have  remaining  maturities of one year or less,  and may include U.S.  Government  Securities,  commercial  paper, certificates  of deposit and  bankers'  acceptances  issued by domestic  branches of United  States  banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.

REPURCHASE AGREEMENTS

                  Repurchase  agreements  are  agreements  under  which the Fund,  a  Portfolio  Fund or  Portfolio
Account  purchases  securities  from a bank that is a member of the Federal  Reserve  System,  a foreign  bank or a securities  dealer that agrees to  repurchase  the  securities  from the Company at a higher  price on a designated future date. If the seller under a repurchase  agreement  becomes  insolvent or otherwise  fails to repurchase  the securities,  the Fund,  Portfolio  Fund or  Portfolio  Account  would have the right to sell the  securities.  This right,  however,  may be  restricted,  or the value of the  securities  may decline  before the  securities  can be liquidated.  In the event of the  commencement of bankruptcy or insolvency  proceedings  with respect to the seller of the securities before the repurchase of the securities under a repurchase  agreement is accomplished,  the Fund,
Portfolio Fund or Portfolio  Account might  encounter a delay and incur costs,  including a decline in the value of the  securities,  before being able to sell the securities.  Repurchase  agreements that are subject to foreign law may not enjoy  protections  comparable to those provided to certain  repurchase  agreements  under U.S.  bankruptcy law, and they therefore may involve  greater risks.  The Fund has adopted  specific  policies  designed to minimize certain of the risks of loss from its use of repurchase agreements.

REVERSE REPURCHASE AGREEMENTS

                  Reverse  repurchase  agreements involve the sale of a security to a bank or securities dealer and the simultaneous  agreement to repurchase the security for a fixed price,  reflecting a market rate of interest, on a specific date.  These  transactions  involve a risk that the other party to a reverse  repurchase  agreement will be unable or unwilling to complete the  transaction  as scheduled,  which may result in losses to a Portfolio  Fund or  Portfolio  Account.  Reverse  repurchase  agreements  are a form  of  leverage  which  also  may  increase  the volatility of a Portfolio Fund's or Portfolio Account's investment portfolio.

SPECIAL INVESTMENT TECHNIQUES

                  Portfolio  Funds and  Portfolio  Accounts may use a variety of special  investment  techniques as more fully  discussed  below to hedge a portion  of their  investment  portfolios  against  various  risks or other factors  that  generally  affect the  values of  securities.  They may also use these  techniques  for  non-hedging
purposes  in  pursuing  their  investment   objectives.   These  techniques  may  involve  the  use  of  derivative
transactions.  The  techniques  Portfolio  Funds and  Portfolio  Accounts  may employ  may change  over time as new instruments  and  techniques  are  introduced  or as a result of  regulatory  developments.  Certain of the special investment  techniques  that  Portfolio  Funds or  Portfolio  Accounts may use are  speculative  and involve a high degree of risk,  particularly when used for non-hedging  purposes.  It is possible that any hedging transaction may not perform as  anticipated  and that a Portfolio  Fund or Portfolio  Account may suffer  losses as a result of its hedging activities.

                  DERIVATIVES.  Portfolio  Funds  and  Portfolio  Accounts  may  engage in  transactions  involving options,  futures and other  derivative  financial  instruments.  Derivatives  can be volatile and involve  various types and degrees of risk,  depending upon the characteristics of the particular  derivative and the portfolio as a whole.  Derivatives  permit  Portfolio  Funds and Portfolio  Accounts to increase or decrease the level of risk, or change the character of the risk, to which their  portfolios  are exposed in much the same way as they can increase or decrease the level of risk, or change the character of the risk, of their  portfolios by making  investments  in specific securities.

                  Derivatives  may entail  investment  exposures  that are greater  than their cost would  suggest, meaning  that a small  investment  in  derivatives  could have a large  potential  impact on a Portfolio  Fund's or
Portfolio Account's performance.

                  If a Portfolio Fund or Portfolio  Account  invests in derivatives at inopportune  times or judges market  conditions  incorrectly,  such investments may lower the Portfolio Fund's or Portfolio  Account's return or result in a loss.  A Portfolio  Fund or Portfolio  Account also could  experience  losses if its  derivatives  were poorly  correlated  with its other  investments,  or if the  Portfolio  Fund or  Portfolio  Account  were unable to liquidate its position  because of an illiquid  secondary  market.  The market for many derivatives is, or suddenly can become,  illiquid.  Changes in liquidity  may result in  significant,  rapid and  unpredictable  changes in the prices for derivatives.

                  OPTIONS AND FUTURES.  The  Portfolio  Managers may utilize  options and futures  contracts.  They also may use so-called  "synthetic" options (notional  principal  contracts with  characteristics of an OTC option)
or other derivative  instruments  written by  broker-dealers or other permissible  financial  intermediaries.  Such transactions may be effected on securities exchanges,  in the over-the-counter  market, or negotiated directly with
counterparties.   When  such   transactions   are   purchased   over-the-counter   or   negotiated   directly  with
counterparties,  a Portfolio  Fund or  Portfolio  Account  bears the risk that the  counterparty  will be unable or unwilling to perform its obligations  under the option  contract.  Such  transactions  may also be illiquid and, in such cases,  a Portfolio  Manager  may have  difficulty  closing  out its  position.  Over-the-counter  options and synthetic  transactions  purchased  and sold by  Portfolio  Funds and  Portfolio  Accounts  may include  options on baskets of specific securities.

                  The Portfolio  Managers may purchase call and put options on specific  securities,  and may write and sell covered or uncovered call and put options for hedging  purposes and  non-hedging  purposes to pursue their investment  objectives.  A put  option  gives the  purchaser  of the option the right to sell,  and  obligates  the writer to buy,  the  underlying  security at a stated  exercise  price at any time prior to the  expiration  of the option.  Similarly,  a call option gives the  purchaser of the option the right to buy, and obligates the writer to sell, the  underlying  security at a stated  exercise  price at any time prior to the  expiration of the option.  A covered  call  option is a call  option  with  respect to which a  Portfolio  Fund or  Portfolio  Account  owns the underlying  security.  The sale of such an option exposes a Portfolio Fund or Portfolio  Account during the term of the option to possible loss of opportunity to realize  appreciation in the market price of the underlying  security or to  possible  continued  holding  of a  security  that  might  otherwise  have  been  sold  to  protect  against depreciation  in the market  price of the  security.  A covered  put option is a put option  with  respect to which cash or liquid  securities have been placed in a segregated  account on a Portfolio  Fund's or Portfolio  Account's books.  The sale of such an option  exposes  the seller  during the term of the option to a decline in price of the underlying  security while also depriving the seller of the  opportunity to invest the segregated  assets.  Options sold by the Portfolio Funds and Portfolio Accounts need not be covered.

                  A  Portfolio  Fund or  Portfolio  Account  may close  out a  position  when  writing  options  by purchasing an option on the same security with the same exercise  price and  expiration  date as the option that it has previously  written on the security.  The Portfolio Fund or Portfolio  Account will realize a profit or loss if the amount paid to purchase an option is less or more,  as the case may be, than the amount  received from the sale thereof.  To close out a position as a  purchaser  of an option,  a Portfolio  Manager  would  ordinarily  effect a similar  "closing  sale  transaction,"  which  involves  liquidating  position  by selling  the  option  previously purchased, although the Portfolio Manager could exercise the option should it deem it advantageous to do so.

                  Synthetic  options  transactions  involve the use of two financial  instruments  that,  together, have the economic effect of an options  transaction.  The risks of synthetic  options are generally  similar to the risks of actual options,  with the addition of increased  market risk,  liquidity risk,  counterparty  credit risk, legal risk and operations risk.

                  The  use of  derivatives  that  are  subject  to  regulation  by the  Commodity  Futures  Trading
Commission  (the "CFTC") by Portfolio  Funds and Portfolio  Accounts  could cause the Fund to be a commodity  pool, which would  require the Fund to comply with certain  rules of the CFTC.  However,  the Fund intends to conduct its operations  to avoid  regulation as a commodity  pool. In this regard,  the Fund's pro rata share of the sum of the amount of initial margin deposits on futures contracts  entered into by Portfolio Funds and Portfolio  Accounts and premiums  paid for unexpired  options with respect to such  contracts,  other than for bona fide hedging  purposes, may not exceed 5% of the liquidation value of the Fund's assets,  after taking into account  unrealized profits and unrealized  losses  on such  contracts  and  options;  provided,  however,  that in the case of an  option  that is in-the-money  at the time of purchase,  the  in-the-money  amount may be excluded in calculating the 5% limitation.
The Fund intends to monitor use of futures and related  options by Portfolio  Funds and Portfolio  Accounts to help assure  compliance with this limitation.  If applicable CFTC rules change,  such percentage  limitations may change or different conditions may be applied to the Fund's use of certain derivatives.

                  Portfolio  Funds and  Portfolio  Accounts  may enter  into  futures  contracts  in U.S.  domestic markets or on exchanges  located outside the United States.  Foreign  markets may offer  advantages such as trading opportunities or arbitrage  possibilities not available in the United States.  Foreign markets,  however,  may have greater risk potential than domestic  markets.  For example,  some foreign  exchanges are principal markets so that no common  clearing  facility  exists and an investor may look only to the broker for  performance of the contract.
In addition,  any profits that might be realized in trading could be eliminated by adverse  changes in the exchange rate,  or a loss could be incurred as a result of those  changes.  Transactions  on foreign  exchanges  may include both  commodities  which are traded on  domestic  exchanges  and those  which are not.  Unlike  trading on domestic commodity exchanges, trading on foreign commodity exchanges is not regulated by the CFTC.

                  Engaging in these  transactions  involves risk of loss, which could adversely affect the value of the Fund's net  assets.  No  assurance  can be given that a liquid  market  will exist for any  particular  futures contract at any  particular  time.  Many  futures  exchanges  and boards of trade  limit the amount of  fluctuation permitted  in futures  contract  prices  during a single  trading  day.  Once the daily limit has been reached in a particular  contract,  no trades may be made that day at a price beyond that limit or trading may be suspended  for specified  periods  during  the  trading  day.  Futures  contract  prices  could  move  to the  limit  for  several consecutive  trading days with little or no trading,  thereby  preventing  prompt  liquidation of futures positions and potentially subjecting a Portfolio Fund or Portfolio Account to substantial losses.

                  Successful use of futures also is subject to a Portfolio  Manager's  ability to correctly predict movements in the direction of the relevant  market,  and, to the extent the transaction is entered into for hedging purposes,  to ascertain the appropriate  correlation  between the transaction  being hedged and the price movements of the futures contract.

                  Some or all of the Portfolio  Managers may purchase and sell stock index futures  contracts for a
Portfolio Fund or Portfolio  Account.  A stock index future obligates a Portfolio Fund or Portfolio  Account to pay or receive an amount of cash equal to a fixed dollar  amount  specified in the futures  contract  multiplied by the difference  between the settlement  price of the contract on the  contract's  last trading day and the value of the index based on the stock prices of the  securities  that comprise it at the opening of trading in those  securities on the next business day.

                  Some or all of the Portfolio  Managers may purchase and sell interest rate futures  contracts for a Portfolio Fund or Portfolio  Account.  An interest rate future obligates  represents an obligation to purchase or sell an amount of a specific debt security at a future date at a specific price.

                  Some or all of the  Portfolio  Managers  may  purchase  and sell  currency  futures.  A  currency future  creates an obligation  to purchase or sell an amount of a specific  currency at a future date at a specific price.

                  OPTIONS ON SECURITIES  INDEXES.  Some or all of the Portfolio  Managers may purchase and sell for the Portfolio  Funds and Portfolio  Accounts  call and put options on stock indexes  listed on national  securities exchanges or traded in the  over-the-counter  market for hedging purposes and non-hedging  purposes to pursue their investment  objectives.  A stock index  fluctuates  with changes in the market values of the stocks included in the index.  Accordingly,  successful  use by a  Portfolio  Manager of options on stock  indexes  will be subject to the
Portfolio  Manager's ability to predict correctly  movements in the direction of the stock market generally or of a particular  industry or market segment.  This requires  different skills and techniques than predicting  changes in the price of individual stocks.

                  WARRANTS AND RIGHTS.  Warrants are derivative  instruments that permit, but do not obligate,  the holder to subscribe  for other  securities  or  commodities.  Rights are similar to warrants,  but normally  have a shorter  duration and are offered or distributed  to  shareholders  of a company.  Warrants and rights do not carry with them the right to dividends or voting  rights with respect to the  securities  that they entitle the holder to purchase,  and they do not represent any rights in the assets of the issuer.  As a result,  warrants and rights may be considered  more  speculative  than certain other types of equity-like  securities.  In addition,  the values of warrants and rights do not  necessarily  change with the values of the  underlying  securities or  commodities  and these instruments cease to have value if they are not exercised prior to their expiration dates.

                  SWAP  AGREEMENTS.  The  Portfolio  Managers  may enter  into  equity,  interest  rate,  index and currency  rate swap  agreements  on behalf of  Portfolio  Funds and  Portfolio  Accounts.  These  transactions  are entered into in an attempt to obtain a particular  return when it is considered  desirable to do so,  possibly at a lower cost than if an investment was made directly in the asset that yielded the desired  return.  Swap  agreements are two-party  contracts entered into primarily by institutional  investors for periods ranging from a few weeks to more than a year. In a standard swap  transaction,  two parties agree to exchange the returns (or  differentials in rates of return) earned or realized on particular predetermined  investments or instruments,  which may be adjusted for an interest  factor.  The gross  returns to be  exchanged  or  "swapped"  between  the  parties  are  generally calculated  with respect to a "notional  amount," i.e.,  the return on or increase in value of a particular  dollar amount invested at a particular  interest rate, in a particular  foreign  currency,  or in a "basket" of securities representing a particular  index.  Forms of swap agreements  include interest rate caps, under which, in return for a premium,  one party agrees to make payments to the other to the extent  interest rates exceed a specified rate or
"cap";  interest rate floors,  under which, in return for a premium, one party agrees to make payments to the other to the extent  interest  rates fall below a specified  level or "floor";  and interest rate collars,  under which a party  sells a cap and  purchases  a floor or vice  versa in an attempt to protect  itself  against  interest  rate movements exceeding given minimum or maximum levels.

                  Most swap  agreements  entered into by a Portfolio  Fund or Portfolio  Account  would require the calculation  of the  obligations  of the parties to the  agreements  on a "net  basis."  Consequently,  a Portfolio
Fund's or Portfolio  Account's current  obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received  under the agreement  based on the relative  values of the positions  held by each party to the  agreement  (the "net  amount").  The risk of loss with respect to swaps is limited to the net amount  of  interest  payments  that a party is  contractually  obligated  to make.  If the  other  party to a swap defaults,  a Portfolio  Fund's or Portfolio  Account's  risk of loss consists of the net amount of payments that it contractually is entitled to receive.

                  To achieve  investment  returns  equivalent  to those  achieved by a  Portfolio  Manager in whose investment  vehicles  the Fund  could not  invest  directly,  perhaps  because  of its  investment  minimum  or its unavailability  for direct  investment,  the Fund may enter into swap agreements under which the Fund may agree, on a net basis, to pay a return based on a floating  interest rate, such as LIBOR,  and to receive the total return of the  reference  investment  vehicle  over a stated time  period.  The Fund may seek to achieve the same  investment result  through the use of other  derivatives  in similar  circumstances.  The Federal income tax treatment of swap agreements and other  derivatives  used in the above manner is unclear.  The Fund does not currently  intend to use swaps or other derivatives in this manner.

LENDING PORTFOLIO SECURITIES

                  A  Portfolio  Fund or  Portfolio  Account  may lend  securities  from its  portfolio  to brokers, dealers and other  financial  institutions  needing to borrow  securities  to complete  certain  transactions.  The
Portfolio  Fund or  Portfolio  Account  continues  to be entitled to  payments  in amounts  equal to the  interest, dividends or other  distributions  payable on the loaned  securities  which affords the Portfolio Fund or Portfolio
Account an  opportunity  to earn  interest on the amount of the loan and on the loaned  securities'  collateral.  A
Portfolio  Fund or Portfolio  Account  generally  will  receive  collateral  consisting  of cash,  U.S.  Government
Securities  or  irrevocable  letters of credit which will be maintained at all times in an amount equal to at least
100% of the  current  market  value of the  loaned  securities.  The  Portfolio  Fund or  Portfolio  Account  might experience risk of loss if the institution with which it has engaged in a portfolio loan  transaction  breaches its agreement with the Portfolio Fund or Portfolio Account.

WHEN-ISSUED, DELAYED DELIVERY AND FORWARD COMMITMENT SECURITIES

                  To reduce the risk of changes in  securities  prices and  interest  rates,  a  Portfolio  Fund or
Portfolio Account may purchase  securities on a forward  commitment,  when-issued or delayed delivery basis,  which means  delivery and payment take place a number of days after the date of the  commitment to purchase.  The payment obligation  and the interest rate  receivable  with respect to such  purchases are fixed when the Portfolio Fund or
Portfolio  Account enters into the  commitment,  but the Portfolio Fund or Portfolio  Account does not make payment until it  receives  delivery  from the  counterparty.  After a  Portfolio  Fund or  Portfolio  Account  commits  to purchase  such  securities,  but  before  delivery  and  settlement,  it may sell the  securities  if it is  deemed advisable.

                  Securities  purchased  on a forward  commitment  or  when-issued  or delayed  delivery  basis are subject to changes in value,  generally  changing in the same way, i.e.,  appreciating  when interest rates decline and  depreciating  when interest  rates rise,  based upon the public's  perception of the  creditworthiness  of the issuer and changes,  real or  anticipated,  in the level of interest  rates.  Securities  so purchased may expose a
Portfolio Fund or Portfolio  Account to risks because they may experience such  fluctuations  prior to their actual delivery.  Purchasing  securities on a when-issued or delayed  delivery basis can involve the additional  risk that the yield  available in the market when the delivery  takes place  actually may be higher than that obtained in the transaction itself.  Purchasing  securities on a forward  commitment,  when-issued or delayed delivery basis when a
Portfolio  Fund or  Portfolio  Account is fully or almost  fully  invested  results in a form of  leverage  and may result in greater  potential  fluctuation in the value of the net assets of a Portfolio Fund or Portfolio  Account.
In addition,  there is a risk that  securities  purchased on a  when-issued  or delayed  delivery  basis may not be delivered  and that the purchaser of securities  sold by a Portfolio  Fund or Portfolio  Account on a forward basis will not honor its purchase obligation.  In such cases, the Portfolio Fund or Portfolio Account may incur a loss.

                           REPURCHASES, MANDATORY REDEMPTIONS AND TRANSFERS OF INTERESTS
REPURCHASE OFFERS

                  As discussed in the prospectus,  offers to repurchase  Interests will be made by the Fund at such times and on such  terms as may be  determined  by the Board of  Managers  of the Fund (the  "Board"),  in its sole discretion  in  accordance  with the  provisions  of  applicable  law.  In  determining  whether  the  Fund  should repurchase  Interests or portions  thereof from Members  pursuant to written  tenders,  the Board will consider the recommendation of  OppenheimerFunds,  Inc. ("OFI"),  the Fund's  investment  adviser.  The Board also will consider various factors, including but not limited to those listed in the prospectus, in making its determinations.

                  The Board will cause the Fund to make offers to  repurchase  Interests  or portions  thereof from
Members  pursuant  to written  tenders  only on terms it  determines  to be fair to the Fund and to all  Members or persons  holding  Interests  acquired  from  Members.  When the  Board  determines  that the Fund  will  repurchase
Interests  or  portions  thereof,  notice  will be  provided  to each  Member  describing  the terms  thereof,  and containing  information  Members should  consider in deciding  whether and how to  participate  in such  repurchase opportunity.  Members who are deciding  whether to tender their  Interests  or portions  thereof  during the period that a  repurchase  offer is open may  ascertain an estimated  net asset value of their  Interests  from OFI during such  period.  If a  repurchase  offer is  oversubscribed  by  Members,  the Fund will  repurchase  only a pro rata portion of the Interests tendered by each Member.

                  As discussed in the  prospectus,  the Fund will issue notes to  tendering  Members in  connection with the  repurchase  of  Interests.  Upon its  acceptance  of tendered  Interests  for  repurchase,  the Fund will maintain  daily on its  books a  segregated  account  consisting  of (i)  cash,  (ii)  liquid  securities  or (iii)
interests in Portfolio  Funds that the Fund has requested be withdrawn (or any  combination of the  foregoing),  in an amount equal to the  aggregate  estimated  unpaid  dollar  amount of the notes issued by the Fund in  connection with the repurchase offer.

                  Payment for repurchased  Interests may require the Fund to liquidate  portfolio  holdings earlier than Tremont would  otherwise  liquidate  these  holdings,  potentially  resulting in losses,  and may increase the
Fund's  portfolio  turnover.  Tremont  intends to take measures  (subject to such policies as may be established by the  Board of  Managers)  to  attempt  to avoid or  minimize  potential  losses  and  turnover  resulting  from the repurchase of Interests.

MANDATORY REDEMPTIONS

                  As noted in the  prospectus,  the Fund has the right to  redeem  an  Interest  or  portion  of an
Interest  of a Member or any person  acquiring  an  Interest  or  portion  thereof  from or through a Member  under certain circumstances.  Such mandatory redemptions may be made if:

o        an Interest or portion  thereof has been  transferred or such an Interest or portion thereof has vested in any person by operation of law as the result of the death,  dissolution,  bankruptcy  or incompetency of a Member;

o        ownership  of an  Interest  by a Member or other  person  will  cause the Fund to be in  violation  of, or subject  the Fund to  additional  registration  or  regulation  under,  the  securities, commodities or other laws of the U.S. or any other relevant jurisdiction;

o        continued  ownership of such an Interest may be harmful or injurious to the business or  reputation of the
                           Fund or OFI,  or may  subject the Fund or any Members to an undue risk of adverse tax or other fiscal consequences;

o        any of the  representations  and  warranties  made by a Member in connection  with the  acquisition  of an
                           Interest or portion thereof was not true when made or has ceased to be true; or

o        it would be in the best interests of the Fund to redeem an Interest or portion thereof.

TRANSFERS OF INTERESTS

                  No person may  become a  substituted  Member  without  the  written  consent of the Board,  which consent may be withheld for any reason in its sole and  absolute  discretion.  Interests  may be  transferred  only
(i) by operation of law pursuant to the death,  bankruptcy,  insolvency or dissolution of a Member or (ii) with the written  consent of the Board,  which may be withheld in its sole  discretion and is expected to be granted,  if at all, only under  extenuating  circumstances.  Without limiting the foregoing,  the Board generally will not consent to transfer  unless the transfer is (i) one in which the tax basis of the  Interest in the hands of the  transferee is  determined,  in whole or in part, by reference to its tax basis in the hands of the transferor  (e.g.,  certain transfers  to  affiliates,  gifts and  contributions  to family  partnerships),  (ii) to  members  of the  Member's immediate  family  (brothers,  sisters,  spouse,  parents and children),  or (iii) a distribution  from a qualified retirement  plan  or  an  individual  retirement  account.  The  Board  may  permit  other  pledges,  transfers  or assignments  under such other  circumstances  and  conditions  as it, in its sole  discretion,  deems  appropriate;
provided,  however, that prior to any such pledge, transfer or assignment,  the Board shall consult with counsel to
--------   -------
the Fund to ensure that such pledge,  transfer or  assignment  will not cause the Fund to be treated as a "publicly traded  partnership"  taxable as a corporation.  Notice to the Fund of any proposed  transfer must include evidence satisfactory to the Fund that the proposed  transferee meets any  requirements  imposed by the Fund with respect to
Member  eligibility  and  suitability.  In addition to the  foregoing,  no Member will be  permitted to transfer an
Interest or portion thereof unless after such transfer the balance of the capital  account of the  transferee,  and of the Member  transferring the Interest if the transfer involves less than its entire Interest,  is at least equal to Fund's minimum investment requirement.

                  Any transferee meeting the Fund's  eligibility  requirements that acquires an Interest or portion thereof in the Fund by operation of law as the result of the death,  dissolution,  bankruptcy or  incompetency of a
Member or otherwise,  will be entitled to the allocations and  distributions  allocable to the Interest so acquired and to transfer such Interest in accordance with the terms of the Fund's Limited  Liability  Company Agreement (the
"LLC  Agreement"),  but will not be  entitled  to the other  rights of a Member  unless and until  such  transferee becomes a  substituted  Member as  provided  in the LLC  Agreement.  If a Member  transfers  an Interest or portion thereof  with the  approval  of the  Board,  the Fund  will  promptly  take all  necessary  actions  to admit  such transferee  or  successor  to the Fund as a Member.  Each Member and  transferee  is required to pay all  expenses, including  attorneys' and  accountants'  fees,  incurred by the Fund in connection  with such  transfer.  If such a transferee  does  not meet  the  Member  eligibility  requirements,  the Fund  reserves  the  right to  redeem  its
Interest.  Any transfer of an Interest in violation of the LLC Agreement will not be permitted and will be void.

                  The LLC  Agreement  provides that each Member has agreed to indemnify and hold harmless the Fund, the  Managers,  OFI,  each other Member and any affiliate of the  foregoing  against all losses,  claims,  damages, liabilities,  costs and expenses,  including legal or other expenses incurred in investigating or defending against any such losses,  claims,  damages,  liabilities,  costs and expenses or any  judgments,  fines and amounts paid in settlement,  joint or several,  to which such persons may become  subject by reason of or arising from any transfer made by such Member in violation of these  provisions  or any  misrepresentation  made by such Member in connection with any such transfer.

                                                 BOARD OF MANAGERS
                  The Board of the Fund provides  broad  oversight  over the operations and affairs of the Fund. It has overall  responsibility  to manage and control the  business  affairs of the Fund,  including  the complete and exclusive  authority  to  establish  policies  regarding  the  management,  conduct  and  operation  of the  Fund's business.  The  Board  exercises  the same  powers,  authority  and  responsibilities  on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation.

                  The Managers are not required to  contribute  to the capital of the Fund or to hold  Interests in the Fund.  A majority of the Managers are persons who are not  "interested  persons" (as defined in the  Investment
Company Act) of the Fund  (collectively,  the "Independent  Managers").  The Independent  Managers perform the same functions for the Fund as are  customarily  exercised by the  non-interested  directors of a registered  investment company organized as a corporation.

                  The  identity  of the  Managers  and  officers  of the Fund and  brief  biographical  information regarding  each Manager and officer  during the past five years is set forth  below.  Each Manager who is deemed to be an "interested person" of the Fund, as defined in the Investment Company Act, is indicated by an asterisk.

                  Ronald J. Abdow,  Manager (70). 1111 Elm Street,  West Springfield,  MA 01089.  President,  Abdow
Corporation (operator of restaurants):  Trustee,  Abdow G&R Trust and Abdow Co. (owners and operators of restaurant properties);  Partner,  Abdow  Partnership,  Abdow  Auburn  Associates  and Abdow  Hazard  Associates  (owners  and operators of restaurant  properties);  Chairman,  Western Mass Development Corp; Chairman,  American  International
College;  Trustee (since 1993) of MML Series  Investment Fund and Trustee (since 1994) of MassMutual  Institutional
Funds  (open-end investment companies).

                  John V. Murphy,*  President  and Manager  (52).  498 Seventh  Avenue,  New York,  New York 10018.
Chairman and Chief  Executive  Officer and director  (since July 2001) and  President  (since  August 2000) of OFI;
President  and a trustee of other  Oppenheimer  funds;  President and a director  (since July 2001) of  Oppenheimer
Acquisition Corp., OFI's parent holding company, and of Oppenheimer  Partnership Holdings,  Inc. (since July 2001), a holding company  subsidiary of OFI; Chairman and a director (since July 2001) of Shareholder  Services,  Inc. and of Shareholder  Financial  Services,  Inc.,  transfer agent subsidiaries of OFI; President (since November 1, 2001)
and a director (since July 2001) of Oppenheimer Real Asset Management,  Inc., an investment  adviser  subsidiary of
OFI;  President and a director (since July 2001) of  OppenheimerFunds  Legacy Program,  a charitable  trust program established by OFI; a director (since November 2001) of Trinity  Investment  Management Corp. and Tremont Advisers,
Inc.,  investment advisory  affiliates of OFI, and of OAM Institutional,  Inc. (since November 2001), an investment advisory  subsidiary of OFI, and of HarbourView  Asset  Management  Corporation and OFI Private  Investments,  Inc.
(since July 2001),  investment  adviser  subsidiaries of OFI; formerly President and trustee (from November 1999 to
November 2001) of MML Series Investment Fund and MassMutual  Institutional  Funds,  open-end investment  companies;
Chief  Operating  Officer  (August  2000 - July  2001) of OFI;  Executive  Vice  President  (from  1995 to 1997) of
MassMutual  Financial Group;  Executive Vice President and Chief Operating  Officer (from 1995 to 1997) of David L.
Babson &  Company,  an  investment  adviser;  Chief  Operating  Officer  (from  1993 to 1996)  of  Concert  Capital
Management, Inc., an investment adviser.

                  Eustis Walcott,* Manager (64).  4475 North Ocean Blvd., Delray Beach, FL  33483.  Currently a
Principal with Ardsley Associates (since August 2000) (consulting firm); formerly Senior Vice President,
MassMutual Financial Group (May 1990 - July 2000).

                  Joseph  M.  Wikler,  Manager  (60).  12520  Davan  Drive,  Silver  Spring,  MD  20904.  Currently
self-employed  as an  investment  consultant;  a director of Lakes  Environmental  Association  (since  1996),  and
Medintec  (since  1992) and  Cathco  (since  1995)  (medical  device  companies);  and a member  of the  investment committee of the Associated  Jewish  Charities of Baltimore  (since 1994);  formerly a director of  Fortis/Hartford mutual funds (1994 - December 2001).

                  Peter I. Wold,  Manager (53).  139 West 2nd Street,  Suite 200,  Casper,  WY 82601.  President of
Wold  Properties,  Inc.  (an oil and gas  exploration  and  production  company);  Vice  President,  Secretary  and
Treasurer of Wold Trona Company,  Inc. (soda ash processing and  production);  Vice President of Wold Talc Company,
Inc. (talc mining);  Managing Member,  Hole-in-the-Wall Ranch (cattle ranching);  formerly Director and Chairman of the Board,  Denver Branch of the Federal Reserve Bank of Kansas City (1993-1999) and Director of PacifiCorp.  (1995
- 1999), an electric utility.

                  Robert G. Zack, Secretary (52).  498 Seventh Avenue, New York, New York 10018.  Senior Vice
President  (since May 1985) and Associate  General  Counsel (since May 1981) of the Adviser;  Assistant Secretary of Shareholder Services,  Inc. (since May 1985), Shareholder Financial Services, Inc. (since November 1989);
OppenheimerFunds  International  Ltd.  and  Oppenheimer  Millennium  Funds plc (since October 1997); an officer of other Oppenheimer funds.

                  Brian W. Wixted,  Treasurer  and  Principal  Financial and  Accounting  Officer (41).  6803 South
Tucson Way,  Englewood,  Colorado  80112.  Senior Vice  President and Treasurer  (since March 1999) of the Manager;
Treasurer  (since  March  1999)  of  HarbourView  Asset  Management   Corporation,   Shareholder  Services,   Inc.,
Oppenheimer  Real  Asset   Management   Corporation,   Shareholder   Financial   Services,   Inc.  and  Oppenheimer
Partnership    Holdings,    Inc.,   of   OFI   Private    Investments,    Inc.    (since   March   2000)   and   of
OppenheimerFunds  International  Ltd.  and  Oppenheimer  Millennium  Funds plc  (since  May  2000);  Treasurer  and
Chief  Financial  Officer  (since May 2000) of PIMCO  Trust  Company;  Assistant  Treasurer  (since  March 1999) of
Oppenheimer  Acquisition  Corp. and of Centennial Asset  Management  Corporation;  an officer of other  Oppenheimer funds;  formerly  Principal and Chief  Operating  Officer,  Bankers  Trust Company - Mutual Fund Services  Division
(March 1995 - March 1999);  Vice President and Chief  Financial  Officer of CS First Boston  Investment  Management
Corp. (September 1991 - March 1995).

                  Katherine V. Feld,  Assistant  Secretary  (43).  498 Seventh  Avenue,  New York,  New York 10018.
Vice President and Senior Counsel of OFI (since July 1999); Vice President of  OppenheimerFunds  Distributor,  Inc.
(since June 1990); an officer of other  Oppenheimer  funds;  formerly a Vice President and Associate Counsel of OFI
(June 1990 - July 1999).

                  Mr.  Walcott and Mr. Wikler were elected to serve on the Board for terms  beginning on January 1,
2002.

                  The Managers serve on the Board for terms of indefinite  duration.  A Manager's  position in that capacity  will  terminate  if the Manager is  removed,  resigns or is subject to various  disabling  events such as death or  incapacity.  A Manager may resign upon 90 days' prior written  notice to the other  Managers,  and may be removed  either by vote of  two-thirds  of the  Managers  not  subject to the  removal  vote or vote of the Members holding not less than  two-thirds  of the total number of votes  eligible to be cast by all  Members.  The Managers will render  assistance  to Members on the  question  of the removal of Managers in the manner  required by Section
16(c) of the  Investment  Company  Act. In the event of any vacancy in the  position  of a Manager,  the  remaining
Managers may appoint an individual to serve as a Manager,  so long as immediately  after such  appointment at least two-thirds  of the Managers  then serving  would have been elected by the Members.  The Managers may call a meeting of  Members  to fill any  vacancy in the  position  of a  Manager,  and must do so within 60 days after any date on which  Managers who were elected by the Members cease to  constitute a majority of the Managers  then  serving.  If no Manager  remains to manage the  business of the Fund,  OFI may manage and control the Fund,  but must  convene a meeting of Members within 60 days for the purpose of either electing new Managers or dissolving the Fund.

COMPENSATION

                Name and
-----------------------------------------     Aggregate Compensation from the       Total Compensation from Fund and
           Position with Fund                             Fund**                              Fund Complex

Ronald J. Abdow, Manager                                  $18,000                             $18,000 (1)*
Eustis Walcott, Manager                                   $18,000                             $18,000 (1)*
Joseph M. Wikler, Manager                                 $18,000                             $18,000 (1)*
Peter I. Wold, Manager                                    $18,000                             $18,000 (1)*

*        Represents the number of separate portfolios comprising the investment companies in the Fund complex, including the Fund, for which the Board member serves.

**       Estimated for the fiscal year ending March 31, 2002 assuming a full year of operation.

                  The Managers who are not  employees of OFI,  including  its  affiliates,  are each paid an annual retainer of $16,000  and per  meeting  fees of $500.  The other  Managers  receive no annual or other fees from the
Fund.  All  Managers  are  reimbursed  by the Fund for their  reasonable  travel and  out-of-pocket  expenses.  The
Managers  do not  receive  any  pension or  retirement  benefits  from the Fund.  The  officers  of the Fund do not receive any additional compensation from the Fund.

                                           INVESTMENT ADVISORY SERVICES
THE INVESTMENT ADVISER

                  OFI serves as the Fund's investment adviser,  subject to the ultimate  supervision of and subject to  any  policies  established  by the  Board.  OFI is a  majority  owned  subsidiary  of  Oppenheimer  Acquisition
Corporation,  which  in  turn  is a  wholly  owned  subsidiary  of  Massachusetts  Mutual  Life  Insurance  Company
("MassMutual").

                  Pursuant to the terms of an investment  advisory  agreement entered into between the Fund and OFI dated as of November 20, 2001 (the "Advisory  Agreement"),  OFI is responsible  for  developing,  implementing  and supervising the Fund's investment  program and in connection  therewith shall regularly  provide  investment advice and  recommendations  to the Fund with respect to its investments,  investment  policies and purchases and sales of securities for the Fund and arranging for the purchase and sale of such securities.

                  OFI is  authorized,  subject  to the  approval  of the Board and  Members,  to retain  one of its affiliates  to provide any or all of the  investment  advisory  services  required to be provided to the Fund or to assist OFI in providing  these services,  subject to the  requirement  that OFI supervise the rendering of any such services to the Fund by its affiliates.

                  As compensation  for services  required to be provided by OFI under the Advisory  Agreement,  the
Fund will pay OFI a monthly  fee (the  "Management  Fee")  computed  at the annual  rate of 1.00% of the  aggregate value of outstanding  Interests  determined as of the last day of the month (before any repurchases of Interests or
Incentive  Allocations,  as  defined  below).  OFI (or an  affiliated  company of OFI that it  designates)  is also entitled to be the special  advisory  member of the Fund (the  "Special  Advisory  Member")  and to receive in such capacity a  performance-based  incentive  allocation  that is  determined as a percentage of the net profits of the
Fund otherwise  allocable to each Member (the "Incentive  Allocation").  The method of computation of the Incentive
Allocation is described in the prospectus.

                  The  Advisory  Agreement  was  approved by the Board  (including  a majority  of the  Independent
Managers),  at a meeting  held in person on November  19,  2001,  and was approved on November 20, 2001 by OFI, the then sole  Member of the Fund.  It has an  initial  term of two years  from the date of its  execution,  and may be continued in effect from year to year thereafter if such  continuance is approved  annually by the Board or by vote of a majority of the outstanding  voting  securities of the Fund;  provided that in either event the continuance is also  approved  by a  majority  of the  Independent  Managers  by vote cast in person at a meeting  called  for the purpose of voting on such  approval.  The  Advisory  Agreement is  terminable  without  penalty,  on 60 days' prior written notice:  by the Board; by vote of a majority of the outstanding  voting  securities of the Fund; or by OFI.
The Advisory  Agreement also provides that it will terminate  automatically  in the event of its  "assignment,"  as defined by the Investment Company Act and the rules thereunder.

                  The Advisory  Agreement  provides that in the absence of willful  misfeasance,  bad faith,  gross negligence  in the  performance  of its duties or  reckless  disregard  of its  obligations  and  duties  under the
Advisory  Agreement,  OFI is not  liable  for any  loss the  Fund  sustains  for any  investment,  adoption  of any investment policy, or the purchase,  sale or retention of any security.  In addition,  it provides that OFI may act as investment  adviser for any other person,  firm or corporation and use the name "Oppenheimer" in connection with other  investment  companies for which it may act as  investment  adviser or general  distributor.  If OFI shall no longer  act as  investment  adviser  of the  Fund,  OFI  may  withdraw  the  right  of the  Fund  to use  the  name
"Oppenheimer" as part of its name.

                  OFI or its designee maintains the Fund's accounts, books and other documents required to be maintained under the Investment Company Act at OppenheimerFunds, Inc., 498 Seventh Avenue, New York, New York
10018.

THE INVESTMENT MANAGER

                  As authorized by the Advisory  Agreement,  Tremont Partners,  Inc.  ("Tremont"),  an affiliate of
OFI,  has been  assigned  responsibility  for  providing  day-to-day  investment  management  services to the Fund, subject to the supervision of OFI.  Tremont is primarily  responsible  for the selection of Portfolio  Managers and the  allocation of the assets of the Fund for  investment  among the Portfolio  Managers.  In addition,  Tremont is responsible  for  investing  the cash  portion of the Fund's  assets not  invested  in  Portfolio  Funds or through
Portfolio Accounts.  Tremont is a majority owned subsidiary of Oppenheimer Acquisition  Corporation,  which in turn is a wholly owned subsidiary of MassMutual.

                  Tremont provides  services to the Fund pursuant to the terms of a sub-advisory  agreement entered into between OFI and Tremont dated as of November 20, 2001 (the  "Sub-Advisory  Agreement").  In  consideration  of the services  provided by Tremont,  OFI pays a monthly fee to Tremont equal to 50% of the amount of the  Management
Fee earned by OFI  pursuant to the  Advisory  Agreement.  In addition,  OFI has  designated  Tremont as the Special
Advisory  Member of the Fund.  In such  capacity,  Tremont is  entitled  to  receive  the  allocation  from the net profits  of the Fund  otherwise  allocable  to each  Member  (the  "Incentive  Allocation").  As  discussed  in the prospectus,  the Incentive Allocation is a performance-based  allocation equal to 5% of net profits, if any, of the
Fund in excess of a  Preferred  Return that  otherwise  would have been  credited  to the  capital  account of each
Member.  The method of computation of the Incentive Allocation is described in the prospectus.

                  The  Sub-Advisory  Agreement was approved by the Board  (including a majority of the  Independent
Managers),  at a meeting  held in person on November  19,  2001,  and was approved on November 20, 2001 by OFI, the then sole  Member of the Fund.  It has an  initial  term of two years  from the date of its  execution,  and may be continued in effect from year to year thereafter if such  continuance is approved  annually by the Board or by vote of a majority of the outstanding  voting  securities of the Fund;  provided that in either event the continuance is also  approved  by a  majority  of the  Independent  Managers  by vote cast in person at a meeting  called  for the purpose of voting on such approval.  The Sub-Advisory  Agreement is terminable  without penalty,  on 60 days' prior written notice:  by the Board; by vote of a majority of the outstanding  voting  securities of the Fund; by OFI; or
by Tremont.  The  Sub-Advisory  Agreement  also provides that it will terminate  automatically  in the event of its
"assignment," as defined by the Investment Company Act and the rules thereunder.

                  The  Sub-Advisory  Agreement  provides  that in the  absence of willful  misfeasance,  bad faith, gross  negligence in the  performance of its duties or reckless  disregard of its  obligations and duties under the
Advisory  Agreement,  Tremont  is not  liable  to the  Fund  or to OFI for  any  loss  the  Fund  sustains  for any investment,  adoption of any investment  policy, or the purchase,  sale or retention of any security.  In addition, it provides that Tremont may act as investment  adviser for any other person,  firm or corporation and use the name
"Tremont" in connection  with other  investment  companies for which it may act as investment  adviser.  If Tremont shall no longer act as investment  manager of the Fund,  Tremont may withdraw the right of the Fund to use the name
"Tremont" as part of its name.

FUND EXPENSES

                  The Fund will bear all  expenses  incurred  in its  business  and  operations  other  than  those specifically  required to be borne by OFI pursuant to the Advisory  Agreement.  Expenses borne by the Fund include, but are not limited to, the following:
o        all costs and expenses  directly  related to portfolio  transactions and positions for the Fund's account, including,  but not limited to,  brokerage  commissions,  research  fees,  interest  and commitment  fees on loans and debit  balances,  borrowing  charges  on  securities  sold short,  dividends on  securities  sold but not yet  purchased,  custodial  fees,  margin fees,  transfer  taxes and premiums,  taxes  withheld on foreign  dividends and indirect expenses from investments in Portfolio Funds;
o        all costs and expenses  associated  with the  registration  of the Fund under,  and  compliance  with, any applicable Federal or state laws;
o        all  costs and  expenses  associated  with the  organization  of  separate  investment  funds  managed  by
                           Portfolio Managers retained by the Fund;
o        attorneys' fees and disbursements  associated with updating the Fund's registration statement,  prospectus and  other  offering  related  documents  (the  "Offering  Materials");  [the  costs  of printing the Offering  Materials;  the costs of distributing  the Offering  Materials to prospective  investors;]  and  attorneys'  fees and  disbursements  associated  with the preparation and review thereof;
o        the costs and  expenses of holding  meetings of the Board and any  meetings  of Members,  including  legal costs associated with the preparation and filing of proxy materials;
o        the fees and  disbursements  of Fund  counsel,  legal  counsel to the  Independent  Managers,  independent accountants for the Fund and other  consultants and  professionals  engaged on behalf of the Fund;
o        the Management Fee;
o        the fees payable to various service  providers  pursuant to the Fund  Administrative  Services  Agreement, the  Fund  and  Investor  Accounting  Services  Agreement,  and the  Investor  Servicing
                           Agreement;
o        the costs of a fidelity bond and any liability insurance obtained on behalf of the Fund or the Board;
o        all costs and  expenses  of  preparing,  setting in type,  printing  and  distributing  reports  and other communications to Members;
o        all expenses of computing the Fund's net asset value,  including  any  equipment or services  obtained for these purposes;
o        all  charges  for  equipment  or  services  used  in  communicating   information   regarding  the  Fund's
                           transactions among OFI and any custodian or other agent engaged by the Fund; and
o        such other types of expenses as may be approved from time to time by the Board of Managers.

                  The Portfolio Funds will bear all expenses  incurred in connection with their  operations.  These expenses are similar to those  incurred by the Fund.  The  Portfolio  Managers  generally  will charge  asset-based fees to and receive  performance-based  allocations  from the Portfolio  Funds,  which  effectively will reduce the investment  returns of the Portfolio  Funds and the amount of any  distributions  from the  Portfolio  Funds to the
Fund.  These expenses, fees and allocations will be in addition to those incurred by the Fund itself.

CODES OF ETHICS

                  The Fund, OFI, Tremont and OppenheimerFunds  Distributor,  Inc. ("OFDI"), the Fund's distributor, have each  adopted  codes of ethics.  The codes are  designed to detect and prevent  improper  personal  trading by their  personnel,  including  investment  personnel,  that might  compete with or otherwise  take  advantage of the
Fund's  portfolio  transactions.  Covered  persons  include the Managers and the officers and  directors of OFI and
Tremont,  as well as employees of OFI and Tremont having knowledge of the investments and investment  intentions of the Fund. The codes of ethics permit  persons  subject to the Code to invest in  securities,  including  securities that may be purchased or held by the Fund,  subject to a number of restrictions  and controls.  Compliance with the codes of ethics is carefully monitored and enforced.

                  The codes of ethics are  included  as exhibits to the Fund's  registration  statement  filed with the  Securities  and  Exchange  Commission  and can be reviewed and copied at the SEC's  Public  Reference  Room in
Washington,  D.C.  Information on the operation of the Public  Reference Room may be obtained by calling the SEC at
1-202-942-8090.  The  codes  of  ethics  are  available  on the  EDGAR  database  on the  SEC's  Internet  site  at
http://www.sec.gov,  and also may be  obtained,  after  paying a  duplicating  fee,  by  electronic  request at the following E-mail address:  publicinfo@sec.gov,  or by writing the SEC's Public Reference Section,  Washington, D.C.
20549-0102.

                                               CONFLICTS OF INTEREST
OFI

                  OFI and its affiliates manage the assets of registered  investment  companies other than the Fund and provide  investment  advisory  services to other accounts.  The Fund has no interest in these  activities.  OFI and its  officers  or  employees  who assist in  providing  services  to the Fund will be  engaged  in  substantial activities  other  than on behalf of the Fund and may have  conflicts  of  interest  in  allocating  their time and activity  between the Fund and other  registered  investment  companies  and  accounts  managed by OFI. OFI and its officers  and  employees  will  devote so much of their  time to the  affairs of the Fund as in their  judgment  is necessary and appropriate.

TREMONT

                  Tremont also provides  investment  advisory and other services,  directly and through affiliates, to various  entities  and  accounts  other than the Fund  ("Tremont  Accounts").  The Fund has no interest in these activities.  Tremont and the investment  professionals who, on behalf of Tremont,  will provide investment advisory services  to the Fund will be  engaged  in  substantial  activities  other  than on  behalf  of the Fund,  may have differing  economic  interests in respect of such  activities,  and may have  conflicts  of interest in  allocating their time and activity  between the Fund and the Tremont  Accounts.  Such persons will devote only so much time to the affairs of the Fund as in their judgment is necessary and appropriate.

PARTICIPATION IN INVESTMENT OPPORTUNITIES

                  Tremont  expects to employ an investment  program for the Fund that is  substantially  similar to the investment  program employed by it for certain Tremont  Accounts,  including a private  investment  partnership that has an  investment  program that is  substantially  the same as the Fund's  investment  program.  As a general matter,  Tremont will consider  participation  by the Fund in all  appropriate  investment  opportunities  that are under  consideration for those other Tremont Accounts.  There may be  circumstances,  however,  under which Tremont will cause one or more Tremont Accounts to commit a larger  percentage of their respective  assets to an investment opportunity  than to which  Tremont  will commit the Fund's  assets.  There also may be  circumstances  under which
Tremont will  consider  participation  by Tremont  Accounts in investment  opportunities  in which Tremont does not intend to invest on behalf of the Fund, or vice versa.

                  Tremont will  evaluate  for the Fund and for each  Tremont  Account a variety of factors that may be relevant in determining  whether a particular  investment  opportunity  or strategy is appropriate  and feasible for the Fund or a Tremont  Account at a particular  time,  including,  but not limited to, the  following:  (1) the nature of the investment  opportunity  taken in the context of the other investments at the time; (2) the liquidity of the  investment  relative  to the  needs of the  particular  entity  or  account;  (3) the  availability  of the opportunity  (i.e., size of obtainable  position);  (4) the transaction  costs involved;  and (5) the investment or regulatory  limitations  applicable to the particular entity or account.  Because these  considerations  may differ for the Fund and the Tremont  Accounts in the context of any  particular  investment  opportunity,  the  investment activities of the Fund and the Tremont  Accounts may differ from time to time.  In addition,  the fees and expenses of the Fund will differ from those of the Tremont  Accounts.  Accordingly,  the future  performance of the Fund and the Tremont Accounts will vary.

                  When  Tremont  determines  that it would  be  appropriate  for the  Fund and one or more  Tremont
Accounts to  participate in an investment  transaction  in the same Portfolio Fund or other  investment at the same time,  it will  attempt to  aggregate,  place and allocate  orders on a basis that Tremont  believes to be fair and equitable,  consistent with its  responsibilities  under  applicable law.  Decisions in this regard are necessarily subjective  and  there is no  requirement  that the Fund  participate,  or  participate  to the same  extent as the
Tremont  Accounts,  in all  investments  or  trades.  However,  no  participating  entity or account  will  receive preferential  treatment  over any other and  Tremont  will take  steps to ensure  that no  participating  entity or account  will  be  systematically  disadvantaged  by the  aggregation,  placement  and  allocation  of  orders  and investments.

                  Situations may occur,  however,  where the Fund could be disadvantaged  because of the investment activities  conducted by Tremont for the Tremont  Accounts.  Such  situations  may be based on, among other things, the following:  (1) legal restrictions or other limitations  (including  limitations  imposed by Portfolio Managers with respect to Portfolio  Funds) on the combined size of positions  that may be taken for the Fund and the Tremont
Accounts,  thereby limiting the size of the Fund's position or the availability of the investment opportunity;  (2)
the difficulty of  liquidating  an investment for the Fund and the Tremont  Accounts where the market cannot absorb the sale of the combined  positions;  and (3) the determination  that a particular  investment is warranted only if hedged  with an  option  or  other  instrument  and  there  is a  limited  availability  of such  options  or other instruments.  In  particular,  the Fund may be legally  restricted  from  entering into a "joint  transaction"  (as defined in the  Investment  Company  Act) with the Tremont  Accounts  with respect to the  securities  of an issuer without first obtaining exemptive relief from the SEC.  See "Other Matters" below.

                  Directors,  officers,  employees and  affiliates of Tremont may buy and sell  securities or other investments  for their own  accounts  and may have  actual or  potential  conflicts  of  interest  with  respect to investments  made  on  behalf  of the  Fund.  As a  result  of  differing  trading  and  investment  strategies  or constraints,  positions may be taken by directors,  officers,  employees and  affiliates of Tremont,  or by Tremont for the Tremont  Accounts,  that are the same,  different or made at a different time than positions  taken for the
Fund.

OTHER MATTERS

                  Except in accordance  with applicable  law, OFI,  Tremont and their  affiliates are not permitted to buy securities or other property from, or sell  securities or other property to, the Fund.  However,  subject to certain  conditions  imposed by  applicable  rules under the  Investment  Company Act, the Fund may effect  certain principal  transactions in securities with one or more accounts  managed by OFI or Tremont,  except for accounts as to which OFI, Tremont or any of their  affiliates  serves as a general partner or as to which they may be deemed to be an affiliated person (or an affiliated  person of such a person),  other than an affiliation that results solely from OFI, Tremont or one of their affiliates  serving as an investment  adviser to the account.  These transactions would be made in  circumstances  where Tremont has determined it would be appropriate  for the Fund to purchase (or sell),  and Tremont or OFI has determined it would be appropriate  for another  account to sell (or purchase),  the same security or instrument on the same day.

                  Future  investment  activities  of OFI,  Tremont and their  affiliates,  and of their  respective directors, officers or employees, may give rise to additional conflicts of interest.

                                                    TAX ASPECTS
                  The  following  is a summary  of  certain  aspects  of the  income  taxation  of the Fund and its
Members  which should be considered  by a  prospective  Member.  The Fund has not sought a ruling from the Internal
Revenue Service (the  "Service") or any other Federal,  state or local agency with respect to any of the tax issues affecting  the Fund,  nor has it obtained an opinion of counsel  with  respect to any Federal tax issues other than the characterization of the Fund as a partnership for Federal income tax purposes.

                  This  summary of certain  aspects of the Federal  income tax  treatment of the Fund is based upon the  Internal  Revenue  Code of 1986,  as amended (the  "Code"),  judicial  decisions,  Treasury  Regulations  (the
"Regulations")  and rulings in  existence  on the date  hereof,  all of which are subject to change.  This  summary does not  discuss  the  impact of  various  proposals  to amend the Code  which  could  change  certain  of the tax consequences  of an investment  in the Fund.  This summary also does not discuss all of the tax  consequences  that may be relevant to a particular  investor or to certain  investors  subject to special  treatment under the Federal income tax laws, such as insurance companies.

                  EACH  PROSPECTIVE  MEMBER  SHOULD  CONSULT WITH ITS OWN TAX ADVISER IN ORDER FULLY TO  UNDERSTAND
THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND.

                  In  addition  to the  particular  matters  set forth in this  section,  tax-exempt  organizations should review  carefully  those  sections of the  prospectus  and the SAI regarding  liquidity and other  financial matters to ascertain  whether the investment  objectives of the Fund are consistent  with their overall  investment plans.  Each  prospective  tax-exempt  Member is urged to consult  its own counsel  regarding  the  acquisition  of
Interests.

Tax Treatment of Fund Operations
--------------------------------

                  Classification  of the Fund.  The Fund has  received  an  opinion  of  Schulte  Roth & Zabel LLP,
                  ---------------------------
Special Fund Counsel,  that under the provisions of the Code and the  Regulations,  as in effect on the date of the opinion,  as well as under the  relevant  authority  interpreting  the Code and the  Regulations,  and  based  upon certain  representations  of the Board,  the Fund will be treated as a partnership  for Federal income tax purposes and not as an association taxable as a corporation.

                  Under  Section  7704 of the  Code,  "publicly  traded  partnerships"  are  generally  treated  as corporations  for Federal income tax purposes.  A publicly  traded  partnership is any partnership the interests in which are traded on an established  securities  market or which are readily  tradable on a secondary market (or the substantial  equivalent  thereof).  Interests in the Fund will not be traded on an established  securities  market.
Regulations  concerning the  classification  of  partnerships as publicly traded  partnerships  (the  "Section 7704
Regulations")  provide certain safe harbors under which interests in a partnership  will not be considered  readily tradable on a secondary  market (or the substantial  equivalent  thereof).  The Fund may not be eligible for any of those safe harbors.  In  particular,  it will not qualify under the private  placement safe harbor set forth in the
Section 7704 Regulations if the Fund has more than 100 Members.

                  The Section  7704  Regulations  specifically  provide that the fact that a  partnership  does not qualify for the safe harbors is disregarded  for purposes of  determining  whether  interests in a partnership  are readily  tradable  on a  secondary  market  (or the  substantial  equivalent  thereof).  Rather,  in this event the partnership's  status is  examined  under a general  facts and  circumstances  test set forth in the  Section  7704
Regulations.  Schulte  Roth & Zabel LLP also will render its  opinion  that,  under this "facts and  circumstances"
test, and based upon the  anticipated  operations of the Fund as well as the  legislative  history to Section 7704, the text of the Section 7704 Regulations and certain  representations  of the Board, the interests in the Fund will not be readily  tradable on a secondary market (or the substantial  equivalent  thereof) and,  therefore,  that the
Fund will not be treated as a publicly traded partnership taxable as a corporation.

                  Neither of the opinions of counsel  described  above,  however,  is binding on the Service or the courts.  If it were determined  that the Fund should be treated as an association or a publicly traded  partnership taxable as a corporation  for Federal  income tax purposes (as a result of a successful  challenge to such opinions by the Service,  changes in the Code,  the  Regulations or judicial  interpretations  thereof,  a material  adverse change in facts,  or  otherwise),  the  taxable  income of the Fund would be subject to  corporate  income tax when recognized by the Fund;  distributions  of such income,  other than in certain  redemptions of Interests,  would be treated as dividend  income when received by the Members to the extent of the current or  accumulated  earnings and profits of the Fund; and Members would not be entitled to report profits or losses realized by the Fund.

                  UNLESS  OTHERWISE  INDICATED,  REFERENCES IN THE FOLLOWING  DISCUSSION OF THE TAX CONSEQUENCES OF
FUND INVESTMENTS,  ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS,  ACTIVITIES, INCOME, GAIN AND
LOSS OF THE  FUND,  AND  THOSE  INDIRECTLY  ATTRIBUTABLE  TO THE FUND AS A RESULT  OF IT  BEING  AN  INVESTOR  IN A
PORTFOLIO FUND.

                  As a  partnership,  the Fund is not  itself  subject  to Federal  income  tax.  The Fund files an annual  partnership  information  return with the Service which reports the results of  operations.  Each Member is required to report  separately on its income tax return its distributive  share of the Fund's net long-term capital gain or loss, net short-term  capital gain or loss and all other items of ordinary  income or loss.  Each Member is taxed on its  distributive  share of the Fund's  taxable  income and gain  regardless of whether it has received or will receive a distribution from the Fund.

                  Allocation of Profits and Losses.  Under the LLC Agreement,  the Fund's net capital  appreciation
                  --------------------------------
or net capital  depreciation  for each  accounting  period is  allocated  among the  Members  and to their  capital accounts  without  regard to the amount of income or loss actually  recognized  by the Fund for Federal  income tax purposes.  The LLC Agreement  provides that items of income,  deduction,  gain, loss or credit actually  recognized by the Fund for each fiscal year generally are to be allocated for income tax purposes  among the Members  pursuant to Regulations  issued under Sections  704(b) and 704(c) of the Code,  based upon amounts of the Fund's net capital appreciation  or net capital  depreciation  allocated to each  Member's  capital  account for the current and prior fiscal years.

                  Under the LLC  Agreement,  the Board has the  discretion  to allocate  specially an amount of the
Fund's capital gain  (including  short-term  capital gain) for Federal income tax purposes to the Special  Advisory
Member and to a withdrawing  Member to the extent that the Special Advisory  Member's or a Member's capital account balance  exceeds the Federal income tax basis in their  respective  Interests.  There can be no assurance  that, if the Board  makes such a special  allocation,  the  Service  will  accept such  allocation.  If such  allocation  is successfully challenged by the Service, the Fund's gains allocable to the remaining Members would be increased.

                  Tax Elections;  Returns;  Tax Audits. The Code provides for optional  adjustments to the basis of
                  ------------------------------------
partnership  property  upon  distributions  of  partnership  property to a partner  and  transfers  of  partnership interests  (including by reason of death)  provided  that a partnership  election has been made pursuant to Section
754. Under the LLC Agreement,  at the request of a Member,  the Board, in its sole  discretion,  may cause the Fund to make such an election.  Any such  election,  once made,  cannot be revoked  without the Service's  consent.  The actual  effect of any such election may depend upon whether any  Portfolio  Fund also makes such an election.  As a result of the  complexity  and added  expense of the tax  accounting  required to implement  such an election,  the
Board presently does not intend to make such election.

                  The Board  decides  how to report  the  partnership  items on the  Fund's  tax  returns,  and all
Members  are  required  under the Code to treat the items  consistently  on their own  returns,  unless they file a statement with the Service  disclosing the  inconsistency.  Given the  uncertainty  and complexity of the tax laws, it is  possible  that the Service may not agree with the manner in which the Fund's  items have been  reported.  In the event the income tax returns of the Fund are audited by the Service,  the tax  treatment  of the Fund's  income and deductions  generally is determined at the limited  liability  company level in a single proceeding rather than by individual audits of the Members.  A Member chosen by the Board,  designated as the "Tax Matters  Partner",  has considerable  authority to make  decisions  affecting the tax treatment and  procedural  rights of all Members.  In addition,  the Tax Matters  Partner has the  authority to bind certain  Members to  settlement  agreements  and the right on behalf of all Members to extend the statute of limitations  relating to the Members' tax liabilities  with respect to Fund items.

Tax Consequences to a Withdrawing Member
----------------------------------------

                  A Member receiving a cash liquidating  distribution  from the Fund, in connection with a complete withdrawal  from the Fund,  generally will recognize  capital gain or loss to the extent of the difference  between the proceeds  received by such Member and such Member's  adjusted tax basis in its  Interest.  Such capital gain or loss will be  short-term,  long-term,  or some  combination  of both,  depending  upon the  timing of the  Member's contributions  to the Fund.  However,  a  withdrawing  Member  will  recognize  ordinary  income to the extent such
Member's  allocable  share of the Fund's  "unrealized  receivables"  exceeds the Member's basis in such  unrealized receivables  (as  determined  pursuant  to the  Regulations).  For  these  purposes,  accrued  but  untaxed  market discount,  if any, on  securities  held by the Fund will be treated as an  unrealized  receivable,  with respect to
which  a  withdrawing  Member  would  recognize   ordinary  income.  A  Member  receiving  a  cash   nonliquidating
distribution  will  recognize  income in a similar  manner only to the extent  that the amount of the  distribution exceeds such Member's adjusted tax basis in its Interest.

                  As discussed  above,  the LLC Agreement  provides that the Board may specially  allocate items of
Fund capital gain  (including  short-term  capital gain) to a withdrawing  Member to the extent its capital account would  otherwise  exceed its adjusted tax basis in its  Interest.  Such a special  allocation of gain may result in the withdrawing  Member  recognizing  capital gain, which may include short-term capital gain, in the Member's last taxable year in the Fund,  thereby reducing the amount of long-term  capital gain recognized during the tax year in which it receives its liquidating distribution upon withdrawal.

                  Distributions  of  Property.   A  partner's   receipt  of  a  distribution  of  property  from  a
                  ---------------------------
partnership  is generally  not  taxable.  However,  under  Section 731 of the Code, a  distribution  consisting  of marketable  securities  generally  is  treated  as a  distribution  of  cash  (rather  than  property)  unless  the distributing  partnership  is an "investment  partnership"  within the meaning of Section  731(c)(3)(C)(i)  and the recipient is an "eligible  partner"  within the meaning of Section  731(c)(3)(C)(iii).  The Fund will  determine at the appropriate  time whether it qualifies as an "investment  partnership."  Assuming it so qualifies,  if a Member is an "eligible  partner",  which term should include a Member whose  contributions to the Fund consisted solely of cash, the recharacterization rule described above would not apply.

Tax Treatment of Fund Investments
---------------------------------

                  In General.  The Fund expects to act as a trader or investor,  and not as a dealer,  with respect
                  ----------
to its  securities  transactions.  A trader and an investor are persons who buy and sell  securities  for their own accounts.  A dealer,  on the other hand, is a person who purchases  securities for resale to customers  rather than for investment or speculation.

                  Generally,  the gains and losses  realized by a trader or an  investor on the sale of  securities are capital  gains and losses.  Thus,  subject to the  treatment  of certain  currency  exchange  gains as ordinary income  (see  "Currency  Fluctuations  - 'Section  988' Gains or Losses"  below)  and  certain  other  transactions described  below,  the Fund expects that its gains and losses from its  securities  transactions  typically will be capital gains and capital  losses.  These capital  gains and losses may be long-term or  short-term  depending,  in general,  upon the length of time the Fund maintains a particular  investment position and, in some cases, upon the nature of the  transaction.  Property held for more than one year generally will be eligible for long-term  capital gain or loss  treatment.  The  application  of certain rules relating to short sales,  to so-called  "straddle" and
"wash sale"  transactions and to Section 1256 Contracts  (defined below) may serve to alter the manner in which the
Fund's holding period for a security is determined or may otherwise  affect the  characterization  as short-term or long-term,  and also the timing of the realization,  of certain gains or losses.  Moreover,  the straddle rules and short sale rules may require the capitalization of certain related expenses of the Fund.1

                  The maximum ordinary income tax rate for individuals is 38.6%2 and,  in   general,   the  maximum
individual income tax rate for long-term capital gains is 20%3 (unless   the   taxpayer   elects  to  be  taxed  at
ordinary rates - see  "Limitation on  Deductibility  of Interest and Short Sale Expenses"  below),  although in all cases the actual rates may be higher due to the phase out of certain tax  deductions,  exemptions and credits.  The excess of capital  losses over capital gains may be offset against the ordinary  income of an individual  taxpayer, subject to an annual  deduction  limitation of $3,000.  For  corporate  taxpayers,  the maximum  income tax rate is
35%.  Capital losses of a corporate  taxpayer may be offset only against  capital gains,  but unused capital losses may be carried back three years (subject to certain limitations) and carried forward five years.

                  The Fund may realize  ordinary  income from  dividends  and  accruals of interest on  securities.
The Fund may hold debt  obligations  with  "original  issue  discount." In such case, the Fund would be required to include  amounts  in  taxable  income on a  current  basis  even  though  receipt  of such  amounts  may occur in a subsequent  year. The Fund may also acquire debt  obligations  with "market  discount." Upon disposition of such an obligation,  the Fund  generally  would be required to treat gain realized as interest  income to the extent of the market  discount  which accrued  during the period the debt  obligation  was held by the Fund. The Fund may realize ordinary  income or loss with respect to its  investments in  partnerships  engaged in a trade or business.  Income or  loss  from  transactions  involving  certain  derivative  instruments,  such as swap  transactions,  will  also generally  constitute  ordinary  income or loss. In addition,  amounts,  if any,  payable by the Fund in connection with equity  swaps,  interest  rate swaps,  caps,  floors and collars  likely  would be  considered  "miscellaneous itemized  deductions"  which,  for a noncorporate  Member,  may be subject to restrictions on their  deductibility.
See  "Deductibility  of Fund  Investment  Expenditures by Noncorporate  Members" below.  Moreover,  gain recognized from certain "conversion transactions" will be treated as ordinary income.4

                  Currency  Fluctuations - "Section 988" Gains or Losses.  To the extent that its  investments  are
                  ------------------------------------------------------
made in  securities  denominated  in a foreign  currency,  gain or loss  realized  by the Fund  frequently  will be affected  by the  fluctuation  in the  value of such  foreign  currencies  relative  to the  value  of the  dollar.
Generally,  gains or losses with  respect to the Fund's  investments  in common  stock of foreign  issuers  will be taxed as capital gains or losses at the time of the  disposition of such stock.  However,  under Section 988 of the
Code,  gains and losses of the Fund on the acquisition and disposition of foreign  currency (e.g.,  the purchase of
                                                                                             ----
foreign  currency  and  subsequent  use of the  currency to acquire  stock)  will be treated as ordinary  income or loss.  Moreover,  under Section 988,  gains or losses on disposition  of debt  securities  denominated in a foreign currency  to the extent  attributable  to  fluctuation  in the value of the  foreign  currency  between the date of acquisition  of the debt  security  and the  date of  disposition  will be  treated  as  ordinary  income  or loss.
Similarly,  gains or losses  attributable  to  fluctuations  in exchange rates that occur between the time the Fund accrues interest or other  receivables or accrues expenses or other  liabilities  denominated in a foreign currency and the time the Fund  actually  collects  such  receivables  or pays such  liabilities  may be treated as ordinary income or ordinary loss.

                  As indicated above, the Fund may acquire foreign currency forward  contracts,  enter into foreign currency  futures  contracts and acquire put and call options on foreign  currencies.  Generally,  foreign currency regulated  futures  contracts  and option  contracts  that qualify as "Section 1256  Contracts"  (see "Section 1256
Contracts"  below),  will not be subject to ordinary  income or loss treatment under Section 988.  However,  if the
Fund acquires currency futures  contracts or option contracts that are not Section 1256 Contracts,  or any currency forward  contracts,  any gain or loss  realized  by the Fund with  respect to such  instruments  will be  ordinary, unless (i) the  contract  is a capital  asset in the hands of the Fund and is not a part of a straddle  transaction and (ii) an election is made (by the close of the day the  transaction  is entered  into) to treat the gain or loss attributable to such contract as capital gain or loss.

                  Section 1256  Contracts.  In the case of Section 1256  Contracts,  the Code  generally  applies a
                  -----------------------
"mark to market"  system of taxing  unrealized  gains and  losses on such  contracts  and  otherwise  provides  for special rules of taxation.  A Section 1256 Contract includes certain regulated futures  contracts,  certain foreign currency forward contracts,  and certain options contracts.  Under these rules,  Section 1256 Contracts held by the
Fund at the end of each taxable  year of the Fund are treated for Federal  income tax purposes as if they were sold by the Fund for their fair market value on the last  business day of such taxable  year.  The net gain or loss,  if any,  resulting  from such deemed sales (known as "marking to market"),  together  with any gain or loss  resulting from actual  sales of Section  1256  Contracts,  must be taken into  account by the Fund in  computing  its taxable income for such  year.  If a Section  1256  Contract  held by the Fund at the end of a taxable  year is sold in the following  year,  the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the "mark to market" rules.

                  Capital  gains and losses  from such  Section  1256  Contracts  generally  are  characterized  as short-term  capital  gains or losses to the extent of 40% thereof and as long-term  capital  gains or losses to the extent of 60%  thereof.  Such gains and losses will be taxed under the general  rules  described  above.  Gains and losses from certain foreign  currency  transactions  will be treated as ordinary income and losses.  (See "Currency
Fluctuations  - 'Section  988' Gains or Losses.") If an individual  taxpayer  incurs a net capital loss for a year, the portion  thereof,  if any,  which  consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer,  be carried  back three years.  Losses so carried  back may be deducted  only against net capital gain to the extent that such gain includes gains on Section 1256 Contracts.

                  Mixed  Straddle  Election.  The Code allows a taxpayer  to elect to offset  gains and losses from
                  -------------------------
positions  which are part of a "mixed  straddle."  A "mixed  straddle" is any straddle in which one or more but not all positions are Section 1256  Contracts.  Pursuant to Temporary  Regulations,  the Fund (and any Portfolio  Fund)
may be  eligible to elect to  establish  one or more mixed  straddle  accounts  for  certain of its mixed  straddle trading  positions.  The mixed straddle  account rules require a daily "marking to market" of all open positions in the account and a daily  netting of gains and losses from  positions in the account.  At the end of a taxable year, the annual net gains or losses from the mixed straddle  account are recognized  for tax purposes.  The  application of the  Temporary  Regulations'  mixed  straddle  account  rules  is not  entirely  clear.  Therefore,  there is no assurance that a mixed straddle account election by the Fund will be accepted by the Service.

                  Short  Sales.  Gain or loss from a short sale of  property  is  generally  considered  as capital
                  ------------
gain or loss to the extent the  property  used to close the short sale  constitutes  a capital  asset in the Fund's hands.  Except with respect to certain  situations  where the  property  used to close a short sale has a long-term holding period on the date the short sale is entered into,  gains on short sales  generally are short-term  capital gains.  A loss on a short sale will be  treated  as a  long-term  capital  loss if, on the date of the short  sale,
"substantially  identical  property"  has been held by the Fund for more than one year.  In  addition,  these rules may also terminate the running of the holding period of "substantially identical property" held by the Fund.

                  Gain or loss on a short sale will  generally not be realized  until such time that the short sale is closed.  However,  if the Fund holds a short sale position with respect to stock,  certain debt  obligations  or partnership  interests  that  has  appreciated  in  value  and  then  acquires  property  that  is the  same  as or substantially  identical  to the  property  sold  short,  the Fund  generally  will  recognize  gain on the date it acquires such  property as if the short sale were closed on such date with such  property.  Similarly,  if the Fund holds an appreciated  financial position with respect to stock, certain debt obligations,  or partnership interests and  then  enters  into a short  sale  with  respect  to the same or  substantially  identical  property,  the Fund generally will recognize gain as if the  appreciated  financial  position were sold at its fair market value on the date it enters into the short sale. The subsequent  holding period for any appreciated  financial  position that is subject to these  constructive  sale rules will be  determined as if such position were acquired on the date of the constructive sale.

                  Effect of  Straddle  Rules on  Members'  Securities  Positions.  The  Service  may treat  certain
                  --------------------------------------------------------------
positions in securities held (directly or indirectly) by a Member and its indirect  interest in similar  securities held by the Fund as "straddles" for Federal income tax purposes.  The  application of the "straddle"  rules in such a case could affect a Member's  holding period for the securities  involved and may defer the recognition of losses with respect to such securities.5

                  Limitation on  Deductibility  of Interest and Short Sale Expenses.  For  noncorporate  taxpayers,
                  -----------------------------------------------------------------
Section 163(d) of the Code limits the deduction for "investment  interest"  (i.e.,  interest or short sale expenses
                                                                             ----
for "indebtedness  properly allocable to property held for investment").  Investment  interest is not deductible in the current year to the extent that it exceeds the taxpayer's "net investment  income,"  consisting of net gain and ordinary income derived from investments in the current year less certain directly  connected  expenses (other than interest or short sale  expenses).  For this purpose,  any long-term  capital gain is excluded from net  investment income unless the taxpayer elects to pay tax on such amount at ordinary income tax rates.

                  For  purposes  of this  provision,  the  Fund's  activities  will be  treated  as giving  rise to investment  income for a Member,  and the investment  interest  limitation  would apply to a noncorporate  Member's share of the interest and short sale expenses  attributable to the Fund's  operation.  In such case, a noncorporate
Member  would be  denied a  deduction  for all or part of that  portion  of its  distributive  share of the  Fund's ordinary losses  attributable to interest and short sale expenses unless it had sufficient  investment  income from all sources  including  the Fund. A Member that could not deduct  losses  currently as a result of the  application of  Section  163(d)  would  be  entitled  to carry  forward  such  losses  to  future  years,  subject  to the same limitation.  The  investment  interest  limitation  would also apply to interest paid by a  noncorporate  Member on money  borrowed to finance its  investment in the Fund.  Potential  investors are advised to consult with their own tax advisers  with respect to the  application  of the  investment  interest  limitation  in their  particular  tax situations.

                  Deductibility  of  Fund  Investment  Expenditures  and  Certain  Other  Expenditures.  Investment
                  ---------------------------------------------------------------------------------------
expenses  (e.g.,  investment  advisory  fees) of an individual,  trust or estate are deductible  only to the extent
           ----
they exceed 2% of adjusted gross income.6  In addition,  the Code further  restricts  the ability of an  individual with an adjusted gross income in excess of a specified  amount (for 2002,  $137,300 or $68,650 for a married person filing a separate  return) to deduct  such  investment  expenses.  Under such  provision,  investment  expenses  in excess of 2% of adjusted gross income may only be deducted to the extent such excess  expenses  (along with certain other  itemized  deductions)  exceed the lesser of (i) 3% of the excess of the  individual's  adjusted gross income over the specified  amount or (ii) 80% of the amount of certain  itemized  deductions  otherwise  allowable for the taxable year.7  Moreover,  such investment expenses are miscellaneous  itemized deductions which are not deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability.

                  Pursuant to  Temporary  Regulations  issued by the  Treasury  Department,  these  limitations  on deductibility  should not apply to a  noncorporate  Member's  share of the trade or business  expenses of the Fund.
These  limitations will apply,  however,  to a noncorporate  Member's share of the investment  expenses of the Fund
(including  the  Management  Fee,  the fee paid to the OFI as the Fund's  administrator  and any fee payable to the managers of a Portfolio  Fund),  to the extent such  expenses are  allocable  to a Portfolio  Fund that is not in a trade or business  within the meaning of the Code or to the  investment  activity of the Fund.  The Fund intends to treat its  expenses  attributable  to a Portfolio  Fund that is engaged in trade or business  within the meaning of the Code or to the trading  activity of the Fund as not being subject to such  limitations,  although  there can be no assurance that the Service will agree.

                  The  consequences of these  limitations  will vary depending upon the particular tax situation of each  taxpayer.  Accordingly,  noncorporate  Members  should  consult  their  tax  advisers  with  respect  to  the application of these limitations.

                  No  deduction  is allowed  for sales  loads paid by a Member to acquire an  Interest in the Fund;
 instead any such fees will be included in the Member's  adjusted  tax basis for its  Interest in the Fund.  To the extent that any portion of the investor  servicing  fee is treated as a selling  expense,  such  portion  would be subject to the same treatment.

                  Application  of Rules for Income and Losses  from  Passive  Activities.  The Code  restricts  the
                  ----------------------------------------------------------------------
deductibility  of losses from a "passive  activity"  against  certain  income  which is not derived  from a passive activity.  This  restriction  applies to  individuals,  personal  service  corporations  and certain  closely  held corporations.  Pursuant  to  Temporary  Regulations  issued  by the  Treasury  Department,  income or loss from the
Fund's  securities  investment and trading  activity  generally  will not constitute  income or loss from a passive activity.  Therefore,  passive losses from other sources  generally could not be deducted  against a Member's share of such  income and gain from the Fund.  Income or loss  attributable  to the Fund's  investments  in  partnerships engaged in certain trades or businesses may constitute passive activity income or loss.

                  "Phantom Income" From Fund  Investments.  Pursuant to various  "anti-deferral"  provisions of the
                   --------------------------------------
Code (the "Subpart F," "passive foreign  investment  company" and "foreign  personal holding company"  provisions), investments  (if any) by the Fund in  certain  foreign  corporations  may cause a Member to (i)  recognize  taxable income prior to the Fund's  receipt of  distributable  proceeds,  (ii) pay an interest  charge on receipts that are deemed as having been deferred or (iii)  recognize  ordinary income that, but for the  "anti-deferral"  provisions, would have been treated as long-term or short-term capital gain.

Foreign Taxes
-------------

                  It is possible that certain  dividends and interest  directly or indirectly  received by the Fund from  sources  within  foreign  countries  will be subject to  withholding  taxes  imposed  by such  countries.  In addition,  the  Fund or a  Portfolio  Fund  may also be  subject  to  capital  gains  taxes in some of the  foreign countries where they purchase and sell  securities.  Tax treaties  between certain  countries and the United States may reduce or eliminate  such taxes.  It is  impossible to predict in advance the rate of foreign tax the Fund will directly or indirectly pay since the amount of the Fund's assets to be invested in various countries is not known.

1        Generally, in the absence of Regulations requiring it, the Fund will not treat positions held through different investment Portfolio Accounts or Portfolio Funds as offsetting positions for purposes of the straddle rules.

2        Under recently enacted legislation, this rate is reduced in stages until calendar year 2006 when the maximum rate will be 35%.  However, this legislation contains a "sunset" provision that will result in the top rate being restored to 39.6% in 2011.

3        The maximum individual long-term capital gains tax rate is 18% for certain property purchased after
December 31, 2000 and held for more than five years.
4        Generally, a conversion transaction is one of several enumerated transactions where substantially all of the taxpayer's return is attributable to the time value of the net investment in the transaction.  The enumerated transactions are (i) the holding of any property (whether or not actively traded) and entering into a contract to sell such property (or substantially identical property) at a price determined in accordance with such contract, but only if such property was acquired and such contract was entered into on a substantially contemporaneous basis, (ii) certain straddles, (iii) generally any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain or (iv) any other transaction specified in Regulations.
5        The Fund will not generally be in a position to furnish to Members information regarding the securities positions of its Portfolio Funds which would permit a Member to determine whether its transactions in securities, which are also held by such Portfolio Funds, should be treated as offsetting positions for purposes of the straddle rules.
6        However, Section 67(e) of the Code provides that, in the case of a trust or an estate, such limitation does not apply to deductions or costs which are paid or incurred in connection with the administration of the estate or trust and would not have been incurred if the property were not held in such trust or estate.  There is a disagreement between two Federal Courts of Appeal on the question of whether the investment advisory fees incurred by a trust are exempt (under Section 67(e)) from the 2% of adjusted gross income floor on deductibility.  Members that are trusts or estates should consult their tax advisers as to the applicability of these cases to the investment expenses that are allocated to them.
7        Under recently enacted legislation, the latter limitation on itemized deductions will be reduced starting in calendar year 2006 and will be completely eliminated by 2010.  However, this legislation contains a
"sunset" provision that will result in the limitation on itemized deductions being restored in 2011.
8        With certain exceptions, tax-exempt organizations which are private foundations are subject to a 2%
Federal excise tax on their "net investment income."  The rate of the excise tax for any taxable year may be reduced to 1% if the private foundation meets certain distribution requirements for the taxable year.  A private foundation will be required to make payments of estimated tax with respect to this excise tax.
9        Moreover, income realized from option writing and futures contract transactions generally would not constitute UBTI.

                  The Members  will be informed by the Fund as to their  proportionate  share of the foreign  taxes paid by the Fund or a  Portfolio  Fund,  which  they will be  required  to  include in their  income.  The  Members generally  will be entitled to claim  either a credit  (subject,  however,  to various  limitations  on foreign tax credits) or, if they itemize their  deductions,  a deduction  (subject to the limitations  generally  applicable to deductions)  for their share of such foreign taxes in computing  their Federal  income taxes.  A Member that is tax exempt will not ordinarily benefit from such credit or deduction.

Unrelated Business Taxable Income
---------------------------------

                  Generally,  an exempt  organization  is exempt from Federal income tax on its passive  investment income,  such as  dividends,  interest  and  capital  gains,  whether  realized  by the  organization  directly  or indirectly through a partnership in which it is a partner.8  This type of income is exempt  even if it is  realized from securities trading activity which constitutes a trade or business.

                  This  general  exemption  from tax does not  apply to the  "unrelated  business  taxable  income"
("UBTI")  of an exempt  organization.  Generally,  except as noted  above with  respect to  certain  categories  of exempt trading  activity,  UBTI includes income or gain derived (either  directly or through  partnerships)  from a trade or  business,  the  conduct  of which is  substantially  unrelated  to the  exercise  or  performance  of the organization's  exempt purpose or function.  UBTI also includes "unrelated  debt-financed  income," which generally
consists  of  (i)  income  derived  by  an  exempt   organization   (directly  or  through  a   partnership)   from
income-producing property with respect to which there is "acquisition  indebtedness" at any time during the taxable year, and (ii) gains derived by an exempt  organization  (directly or through a partnership)  from the  disposition of property with respect to which there is "acquisition  indebtedness" at any time during the  twelve-month  period ending with the date of such  disposition.  With respect to its investments in  partnerships  engaged in a trade or business, the Fund's income (or loss) from these investments may constitute UBTI.

                  The Fund may incur "acquisition  indebtedness" with respect to certain of its transactions,  such as the purchase of  securities  on margin.  Based upon a published  ruling  issued by the Service  which  generally holds that income and gain with  respect to short sales of publicly  traded stock does not  constitute  income from debt  financed  property for purposes of computing  UBTI,  the Fund will treat its short sales of securities as not
involving "acquisition indebtedness" and therefore not resulting in UBTI.9  To  the  extent  the  Fund   recognizes
income (i.e.,  dividends and interest) from securities  with respect to which there is  "acquisition  indebtedness"
        ----
during a taxable year,  the  percentage of such income which will be treated as UBTI generally will be based on the percentage  which the  "average  acquisition  indebtedness"  incurred  with  respect to such  securities  is of the
"average amount of the adjusted basis" of such securities during the taxable year.

                  To the  extent  the  Fund  recognizes  gain  from  securities  with  respect  to  which  there is
"acquisition  indebtedness" at any time during the twelve-month  period ending with the date of their  disposition, the  percentage  of such gain  which  will be treated  as UBTI will be based on the  percentage  which the  highest amount of such  "acquisition  indebtedness"  is of the "average  amount of the adjusted  basis" of such  securities during the taxable year. In determining  the unrelated  debt-financed  income of the Fund, an allocable  portion of deductions  directly connected with the Fund's  debt-financed  property is taken into account.  Thus, for instance, a percentage of losses from  debt-financed  securities (based on the debt/basis  percentage  calculation  described above) would offset gains treated as UBTI.

                  Since the calculation of the Fund's "unrelated  debt-financed  income" is complex and will depend
in large part on the amount of leverage, if any, used by the Fund from time to time,10 it    is    impossible    to
predict  what  percentage  of the Fund's  income and gains will be treated as UBTI for a Member  which is an exempt organization.  An exempt  organization's  share of the income or gains of the Fund which is treated as UBTI may not be offset by losses of the exempt  organization  either from the Fund or otherwise,  unless such losses are treated as  attributable  to an unrelated  trade or business  (e.g.,  losses from securities for which there is acquisition
                                                       ----
indebtedness).

                  To the extent that the Fund generates  UBTI,  the  applicable  Federal tax rate for such a Member generally  would be either the  corporate  or trust tax rate  depending  upon the nature of the  particular  exempt organization.  An exempt  organization may be required to support,  to the satisfaction of the Service,  the method used to  calculate  its UBTI.  The Fund will be  required  to  report to a Member  which is an exempt  organization information  as to the  portion,  if any, of its income and gains from the Fund for each year which will be treated as UBTI. The  calculation of such amount with respect to  transactions  entered into by the Fund is highly complex, and there is no assurance that the Fund's calculation of UBTI will be accepted by the Service.

                  In general,  if UBTI is allocated to an exempt  organization such as a qualified  retirement plan or a private  foundation,  the portion of the Fund's income and gains which is not treated as UBTI will continue to be exempt from tax, as will the  organization's  income and gains from other  investments  which are not treated as
UBTI.  Therefore,  the  possibility of realizing  UBTI from its investment in the Fund generally  should not affect the tax-exempt status of such an exempt organization.11  However,  a charitable  remainder trust will not be exempt from  Federal  income  tax under  Section  664(c) of the Code for any year in which it has  UBTI.  A  title-holding company  will not be  exempt  from tax if it has  certain  types of UBTI.  Moreover,  the  charitable  contribution deduction  for a trust  under  Section  642(c) of the Code may be limited for any year in which the trust has UBTI.
A prospective  investor should consult its tax adviser with respect to the tax  consequences of receiving UBTI from the Fund.  (See "ERISA Considerations.")

Certain Issues Pertaining to Specific Exempt Organizations
----------------------------------------------------------

                  Private  Foundations.  Private  foundations  and their  managers  are subject to excise  taxes if
                  --------------------
they  invest "any amount in such a manner as to  jeopardize  the  carrying  out of any of the  foundation's  exempt purposes." This rule requires a foundation  manager,  in making an investment,  to exercise "ordinary business care and prudence" under the facts and circumstances  prevailing at the time of making the investment,  in providing for the  short-term  and  long-term  needs of the  foundation  to carry out its exempt  purposes.  The factors  which a foundation  manager may take into  account in  assessing an  investment  include the expected  rate of return (both income and capital  appreciation),  the risks of rising and falling price levels, and the need for  diversification within the foundation's portfolio.

                  In order to avoid the  imposition  of an excise  tax, a private  foundation  may be  required  to distribute  on an annual  basis its  "distributable  amount,"  which  includes,  among  other  things,  the private foundation's  "minimum  investment  return,"  defined  as 5% of  the  excess  of  the  fair  market  value  of  its nonfunctionally  related  assets  (assets  not  used  or held  for use in  carrying  out  the  foundation's  exempt purposes),  over certain  indebtedness  incurred by the foundation in connection with such assets.  It appears that a  foundation's  investment in the Fund would most probably be classified as a  nonfunctionally  related  asset.  A determination  that an interest in the Fund is a  nonfunctionally  related asset could  conceivably cause cash flow problems for a prospective  Member which is a private  foundation.  Such an organization  could be required to make distributions in an amount  determined by reference to unrealized  appreciation in the value of its interest in the
Fund.  Of course,  this factor  would  create less of a problem to the extent that the value of the  investment  in the Fund is not significant in relation to the value of other assets held by a foundation.

                  In some  instances,  an investment in the Fund by a private  foundation  may be prohibited by the
"excess  business  holdings"  provisions of the Code.  For example,  if a private  foundation  (either  directly or together with a "disqualified  person")  acquires more than 20% of the capital  interest or profits interest of the
Fund,  the  private  foundation  may be  considered  to have  "excess  business  holdings."  If this  occurs,  such foundation  may be required to divest  itself of its  interest in the Fund in order to avoid the  imposition  of an excise  tax.  However,  the  excise  tax  will  not  apply if at least  95% of the  gross  income  from the Fund is
"passive"  within the applicable  provisions of the Code and Regulations.  Although there can be no assurance,  the
Board believes that the Fund will meet such 95% gross income test.

                  A  substantial  percentage of  investments  of certain  "private  operating  foundations"  may be restricted to assets directly devoted to their tax-exempt purposes.  Otherwise,  generally,  rules similar to those discussed above govern their operations.

                  Qualified  Retirement  Plans.  Employee  benefit  plans  subject  to  the  provisions  of  ERISA,
                  ----------------------------
Individual  Retirement  Accounts and Keogh Plans should  consult  their counsel as to the  implications  of such an investment under ERISA.  (See "ERISA Considerations.")

                  Endowment   Funds.   Investment   managers  of  endowment  funds  should  consider   whether  the
                  -----------------
acquisition  of an Interest is legally  permissible.  This is not a matter of Federal law, but is determined  under state statutes.  It should be noted,  however,  that under the Uniform Management of Institutional Funds Act, which has been adopted,  in various  forms,  by a large number of states,  participation  in investment  partnerships  or similar  organizations in which funds are commingled and investment  determinations  are made by persons other than the governing board of the endowment fund is allowed.

State and Local Taxation
------------------------

                  In  addition  to the Federal  income tax  consequences  described  above,  prospective  investors should  consider  potential  state and local tax  consequences  of an investment  in the Fund.  State and local tax laws differ in the  treatment  of limited  liability  companies  such as the Fund. A few  jurisdictions  may impose entity  level  taxes  on a  limited  liability  company  if it is  found  to  have  sufficient  contact  with  that jurisdiction.  Such taxes are  frequently  based on the income and capital of the entity that is  allocated  to the jurisdiction.  Although  there  can be no  assurance,  except as noted  below,  the Fund  intends  to  conduct  its activities so that it will not be subject to entity level taxation by any state or local jurisdiction.

                  State and local laws often differ from Federal  income tax laws with respect to the  treatment of specific items of income,  gain, loss,  deduction and credit. A Member's  distributive  share of the taxable income or loss of the Fund generally will be required to be included in  determining  its reportable  income for state and local tax purposes in the  jurisdiction  in which it is a resident.  A  partnership  in which the Fund  acquires an interest may conduct  business in a jurisdiction  which will subject to tax a Member's  share of the  partnership's income  from  that  business.  Prospective  investors  should  consult  their  tax  advisers  with  respect  to the availability of a credit for such tax in the jurisdiction in which that Member is a resident.

                  The Fund,  which is treated  as a  partnership  for New York  State and New York City  income tax purposes,  should  not be subject  to the New York City  unincorporated  business  tax,  which is not  imposed on a partnership  which  purchases and sells  securities for its "own account." (This exemption may not be applicable to the extent a  partnership  in which the Fund invests  conducts a business in New York City.) By reason of a similar
"own account"  exemption,  it is also expected  that a nonresident  individual  Member should not be subject to New
York  State  personal  income tax with  respect to his share of income or gain  realized  directly  by the Fund.  A nonresident  individual  Member will not be subject to New York City earnings tax on  nonresidents  with respect to his investment in the Fund.

                  Individual  Members  who are  residents  of New York State and New York City should be aware that the New York State and New York City personal income tax laws limit the  deductibility  of itemized  deductions and interest  expense for  individual  taxpayers at certain income levels.  These  limitations  may apply to a Member's share of some or all of the Fund's  expenses.  Prospective  Members are urged to consult  their tax  advisers  with respect to the impact of these  provisions and the Federal  limitations on the  deductibility  of certain  itemized deductions and investment expenses on their New York State and New York City tax liability.

                  For  purposes  of the New  York  State  corporate  franchise  tax and the New York  City  general corporation  tax,  a  corporation  generally  is  treated  as doing  business  in New York State and New York City, respectively,  and is subject to such corporate  taxes as a result of the ownership of a partnership  interest in a partnership which does business in New York State and New York City, respectively.12  Each  of the New  York  State and New York City corporate taxes are imposed,  in part, on the  corporation's  taxable income or capital allocable to the relevant  jurisdiction by application of the appropriate  allocation  percentages.  Moreover, a non-New York corporation  which does  business in New York State may be subject to a New York State  license fee. A  corporation which is subject to New York State corporate  franchise tax solely as a result of being a non-managing  member in a
New York  partnership  may, under certain  circumstances,  elect to compute its New York State corporate  franchise tax by taking into account only its distributive  share of such  partnership's  income and loss. There is currently no similar provision in effect for purposes of the New York City general corporation tax.

                  Regulations  under  both the New York State  corporate  franchise  tax and New York City  general corporation  tax,  however,  provide an  exemption  to this  general  rule in the case of a  "portfolio  investment partnership,"  which is defined,  generally,  as a partnership which meets the gross income requirements of Section
851(b)(2) of the Code.  New York State (but not New York City) has adopted  regulations  that also  include  income and gains from commodity  transactions  described in Section  864(b)(2)(B)(iii) as qualifying gross income for this purpose.  The  qualification of the Fund as a "portfolio  investment  partnership"  with respect to its investments through  Portfolio  Accounts and  Portfolio  Funds must be  determined  on an annual  basis and,  with respect to a taxable year, the Fund and/or one or more  Portfolio  Funds may not qualify as portfolio  investment  partnerships.
Therefore,  a corporate  non-managing  member may be treated as doing  business in New York State and New York City as a result of its interest in the Fund or its indirect interest in a nonqualifying Portfolio Fund.

                  A trust or other  unincorporated  organization  which by reason of its purposes or  activities is exempt  from  Federal  income tax is also  exempt  from New York  State and New York City  personal  income  tax. A nonstock  corporation  which is exempt from  Federal  income tax is  generally  presumed to be exempt from New York
State  corporate  franchise  tax and New York City  general  corporation  tax.  New York  State  imposes a tax with respect to such exempt entities on UBTI  (including  unrelated  debt-financed  income) at a rate which is currently equal to the New York State  corporate  franchise tax rate (plus the corporate  surtax).  There is no New York City tax on the UBTI of an otherwise exempt entity.

                  Each  prospective  corporate  Member  should  consult its tax adviser with regard to the New York
State and New York City tax consequences of an investment in the Fund.

                                               ERISA CONSIDERATIONS
                  Persons  who are  fiduciaries  with  respect to an  employee  benefit  plan or other  arrangement subject to the  Employee  Retirement  Income  Security  Act of 1974,  as  amended  (an  "ERISA  Plan" and  "ERISA,"
respectively),  and  persons who are  fiduciaries  with  respect to an IRA or Keogh  Plan,  which is not subject to
ERISA but is subject to the  prohibited  transaction  rules of Section 4975 of the Code (together with ERISA Plans,
"Benefit Plans") should consider,  among other things,  the matters described below before  determining  whether to invest in the Fund.

                  ERISA imposes certain general and specific  responsibilities  on persons who are fiduciaries with respect  to an ERISA  Plan,  including  prudence,  diversification,  an  obligation  not to engage in a  prohibited transaction  and other  standards.  In  determining  whether a particular  investment is  appropriate  for an ERISA
Plan,  Department  of Labor  ("DOL")  regulations  provide that a fiduciary of an ERISA Plan must give  appropriate consideration  to, among other things,  the role that the investment  plays in the ERISA Plan's  portfolio,  taking into  consideration  whether  the  investment  is designed  reasonably  to further the ERISA  Plan's  purposes,  an examination  of the risk and return  factors,  the  portfolio's  composition  with regard to  diversification,  the liquidity  and  current  return of the total  portfolio  relative to the  anticipated  cash flow needs of the ERISA
Plan, the income tax  consequences  of the investment  (see "Tax  Aspects--Unrelated  Business  Taxable Income" and
"--Certain  Issues  Pertaining to Specific Exempt  Organizations")  and the projected return of the total portfolio relative to the ERISA  Plan's  funding  objectives.  Before  investing  the assets of an ERISA Plan in the Fund,  a fiduciary should  determine  whether such an investment is consistent with its fiduciary  responsibilities  and the foregoing  regulations.  For example,  a fiduciary  should  consider  whether an  investment in the Fund may be too illiquid  or too  speculative  for a  particular  ERISA  Plan,  and  whether  the assets of the ERISA Plan would be
sufficiently   diversified.   If  a  fiduciary   with  respect  to  any  such  ERISA  Plan   breaches  its  or  his
responsibilities  with regard to selecting an  investment  or an  investment  course of action for such ERISA Plan, the  fiduciary  itself or himself  may be held  liable for  losses  incurred  by the ERISA Plan as a result of such breach.

                  Because the Fund is  registered as an investment  company under the  Investment  Company Act, the underlying  assets of the Fund should not be  considered  to be "plan  assets" of the ERISA Plans  investing in the
Fund for purposes of ERISA's (or the Code's)  fiduciary  responsibility  and prohibited  transaction  rules.  Thus,
OFI and Tremont will not be  fiduciaries  within the meaning of ERISA by reason of their  authority with respect to the Fund.

                  A Benefit Plan which  proposes to invest in the Fund will be required to  represent  that it, and any  fiduciaries  responsible  for such  Plan's  investments,  are aware of and  understand  the Fund's  investment objective,  policies and strategies,  that the decision to invest plan assets in the Fund was made with appropriate consideration  of relevant  investment  factors with regard to the Benefit Plan and is  consistent  with the duties and  responsibilities  imposed upon fiduciaries  with regard to their  investment  decisions under ERISA and/or the
Code.

                  Certain prospective  Benefit Plan Members may currently maintain  relationships with OFI, Tremont or their  affiliates.  Each of such  persons may be deemed to be a party in  interest to and/or a fiduciary  of any
Benefit Plan to which it provides investment  management,  investment  advisory or other services.  ERISA prohibits
(and the Code  penalizes)  the use of ERISA and Benefit Plan assets for the benefit of a party in interest and also prohibits (or  penalizes) an ERISA or Benefit Plan  fiduciary from using its position to cause such Plan to make an investment  from which it or certain third parties in which such  fiduciary has an interest  would receive a fee or other  consideration.  ERISA and Benefit Plan Members should consult with counsel to determine if  participation in the Fund is a transaction  that is prohibited  by ERISA or the Code.  Fiduciaries  of ERISA or Benefit Plan Members
will be required to  represent  that the  decision to invest in the Fund was made by them as  fiduciaries  that are independent  of such  affiliated  persons,  that such  fiduciaries  are duly  authorized  to make  such  investment decision and that they have not relied on any individualized  advice or recommendation of such affiliated  persons, as a primary basis for the decision to invest in the Fund.

                  The provisions of ERISA and the Code are subject to extensive and continuing  administrative  and judicial  interpretation  and  review.  The  discussion  of  ERISA  and the  Code  contained  in  this  SAI and the prospectus is general and may be affected by future  publication  of  regulations  and rulings.  Potential  Benefit
Plan Members  should  consult  their legal  advisers  regarding  the  consequences  under ERISA and the Code of the acquisition and ownership of Interests.

                                                     BROKERAGE

                  Each  Portfolio  Manager  is  directly  responsible  for  placing  orders  for the  execution  of portfolio  transactions  for the  Portfolio  Fund or Portfolio  Account that it manages and for the  allocation  of brokerage.  Transactions  on U.S.  stock  exchanges  and on some  foreign  stock  exchanges  involve the payment of negotiated  brokerage  commissions.  On the great majority of foreign stock  exchanges,  commissions  are fixed. No stated  commission is generally  applicable to securities  traded in  over-the-counter  markets,  but the prices of those securities include undisclosed commissions or mark-ups.

                  In  selecting  brokers  and  dealers to execute  transactions  on behalf of a  Portfolio  Fund or
Portfolio  Account,  each  Portfolio  Manager will  generally  seek to obtain the best price and  execution for the transactions,  taking into account  factors such as price,  size of order,  difficulty of execution and operational facilities  of a brokerage  firm,  the scope and quality of  brokerage  services  provided,  and the firm's risk in positioning  a block of  securities.  Although it is  expected  that each  Portfolio  Manager  generally  will seek reasonably  competitive  commission  rates,  a Portfolio  Manager will not  necessarily  pay the lowest  commission available on each  transaction.  The Portfolio  Managers will  typically have no obligation to deal with any broker or group of brokers in executing  transactions in portfolio  securities.  Brokerage  practices adopted by Portfolio
Managers  with respect to Portfolio  Funds may vary and will be governed by each  Portfolio  Fund's  organizational documents.

                  Consistent  with the  principle  of seeking  best price and  execution,  a Portfolio  Manager may place orders for a Portfolio  Fund or Portfolio  Account  with brokers that provide the  Portfolio  Manager and its affiliates with  supplemental  research,  market and statistical  information,  including advice as to the value of securities,  the  advisability  of  investing  in,  purchasing  or  selling  securities,  and the  availability  of securities  or  purchasers  or sellers of  securities,  and  furnishing  analyses and reports  concerning  issuers, industries,  securities,  economic  factors and trends,  portfolio  strategy and the  performance of accounts.  The expenses of the  Portfolio  Managers are not  necessarily  reduced as a result of the receipt of this  supplemental information,  which may be useful to the Portfolio  Managers or their  affiliates in providing  services to clients other than the Portfolio Funds and the Portfolio  Accounts they manage.  In addition,  not all of the  supplemental information is necessarily used by a Portfolio  Manager in connection with the Portfolio Fund or Portfolio  Account it manages.  Conversely,  the  information  provided to a Portfolio  Manager by brokers and dealers  through  which other  clients of the Portfolio  Manager or its  affiliates  effect  securities  transactions  may be useful to the
Portfolio Manager in providing services to the Portfolio Fund or a Portfolio Account.

                  It is anticipated that Portfolio  Managers  (including each Portfolio  Manager retained to manage a Portfolio  Account) will generally follow  brokerage  placement  practices  similar to those described above. The brokerage  placement  practices  described  above  will  also be  followed  by  Tremont  to the  extent  it  places transactions for the Fund.  However,  certain  Portfolio  Managers (other than those managing  Portfolio  Accounts)
may have policies that permit the use of brokerage  commissions of a Portfolio Fund to obtain  products or services that are not research related and that may benefit the Portfolio Manager.

                                                VALUATION OF ASSETS
                  The Board of Managers has  established  procedures  for the  valuation of the Fund's  securities.
In  general  those procedures are as follows:

                  Equity  securities,  puts,  calls and futures traded on a U.S.  securities  exchange or on NASDAQ are valued as follows:

                           (1) if last  sale  information  is  regularly  reported,  they  are  valued  at the last reported  sale  price on the  principal  exchange  on which  they are  traded  or on
                               NASDAQ, as applicable, on that day, or

                           (2) if last sale  information is not available on a valuation  date,  they are valued at the last  reported  sale  price  preceding  the  valuation  date if it is within the spread of the closing  "bid" and "asked"  prices on the  valuation  date or, if not, at the closing "bid" price on the valuation date.

                  Equity  securities  traded on a foreign  securities  exchange  generally are valued in one of the following ways:

                           (1) at the last sale price  available  to the pricing  service  approved by the Board of
                               Managers, or

                           (2) at the last sale price  obtained  by OFI from the report of the  principal  exchange on which the  security  is  traded at its last  trading  session  on or  immediately before the valuation date, or

                           (3) at the mean  between  the "bid"  and  "asked"  prices  obtained  from the  principal exchange  on which the  security is traded or, on the basis of  reasonable  inquiry, from two market makers in the security.

                  The  following  securities  are  valued  at  the  mean  between  the  "bid"  and  "asked"  prices determined  by a pricing  service  approved  by the Board of Managers or obtained by OFI from two active market makers in the security on the basis of reasonable inquiry:

                           (1) debt instruments that have a maturity of more than 397 days when issued,

                           (2) debt  instruments  that had a  maturity  of 397 days or less when  issued and have a remaining maturity of more than 60 days,

                           (3)  non-money  market  debt  instruments  that had a maturity  of 397 days or less when issued and which have a remaining maturity of 60 days or less, and
                           (4) puts, calls and futures that are not traded on an exchange or on NASDAQ.

                  Money  market debt  securities  that had a maturity of less than 397 days when issued that have a remaining  maturity of 60 days or less are valued at cost,  adjusted for amortization of premiums and accretion of discounts.

                  Securities (including restricted securities) not having  readily-available  market quotations are valued at fair value  determined under  procedures  established by the Board of Managers.  If OFI is unable to locate two market  makers  willing to give  quotes,  a security may be priced at the mean  between the "bid" and "asked"  prices  provided by a single  active  market maker (which in certain  cases may be the "bid" price if no "asked"  price is  available).  The Fund's  interests in  Portfolio  Funds will not have  readily  available  market  quotations  and will be valued at their "fair value," as  determined  under  procedures  established  by the Board of Managers.  As described in the  prospectus,  with respect to its  interests in Portfolio  Funds,  the Fund will normally rely on valuation  information  provided by Portfolio Managers as being the "fair value"
                  of such  investments.  The Board of Managers,  however,  will consider such information  provided by Portfolio  Managers,  as well as other  available  information,  and may possibly  conclude in unusual  circumstances  that the information  provided by a Portfolio  Manager does not represent the "fair value" of the Fund's interests in Portfolio Funds.

                  In the case of U.S.  government  securities,  mortgage-backed  securities,  corporate  bonds  and foreign government  securities,  when last sale information is not generally  available,  OFI may use pricing  services  approved by the Board of  Managers.  The pricing  service may use "matrix"
                  comparisons  to the  prices  for  comparable  instruments  on the basis of  quality,  yield,  and maturity.  Other special  factors may be involved (such as the tax-exempt  status of the interest paid by  municipal  securities).  OFI will  monitor the  accuracy of the pricing  services.  That monitoring may include  comparing  prices used for portfolio  valuation to actual sales prices of selected securities.

                  The closing prices in the London foreign  exchange  market on a particular  business day that are provided by a bank,  dealer or pricing  service that OFI has  determined  to be reliable are used to value foreign  currency,  including forward foreign currency  contracts,  and to determine the
                  U.S. dollar value of securities that are denominated or quoted in foreign currency.

                                           ACCOUNTANTS AND LEGAL COUNSEL

                  Ernst & Young  LLP  serves  as the  independent  auditors  of the Fund.  Its  principal  business address is 787 Seventh Avenue, New York, NY  10019.

                  Schulte  Roth & Zabel LLP,  New York,  New York,  acts as Special Fund  Counsel.  Mayer,  Brown &
Platt, New York, New York, acts as Fund Counsel and Independent Manager Counsel.

                                                     CUSTODIAN
                  PFPC Trust  Company  (the  "Custodian")  serves as the  custodian of the Fund's  assets,  and may maintain  custody  of the Fund's  assets  with  domestic  and  non-U.S.  subcustodians  (which may be banks,  trust companies,  securities  depositories and clearing agencies) approved by the Board.  Assets of the Fund are not held by OFI or Tremont or commingled  with the assets of other  accounts  except to the extent that  securities are held in the name of a  custodian  in a  securities  depository,  clearing  agency or  omnibus  customer  account of such custodian.  The Custodian's principal business address is 400 Bellevue Parkway, Wilmington, Delaware  19809.

                                                  CONTROL PERSONS

                  OFI has invested  $100,000 in the Fund in order to provide the Fund's  initial  capital,  and has been the sole Member of the Fund.  OFI intends to invest an  additional  $25,000,000  in the Fund at the closing of the initial  offering for investment  purposes.  Interests held by OFI may constitute  more than 25% of outstanding
Interests when the Fund's operations  commence upon the closing of the initial offering of Interests,  depending on the  aggregate  investments  made in the Fund by other  persons.  By virtue of their  ownership of more than 25% of the  outstanding  Interests,  OFI and  MassMutual  (which  controls  OFI),  may be deemed to  control  the Fund and
(depending  on the value of  Interests  then held by other  Members) may be in a position to control the outcome of voting on matters as to which  Members  are  entitled to vote.  OFI is a  corporation  organized  under the laws of
Delaware and  maintains its  principal  office at 498 Seventh  Avenue,  New York,  New York 10018.  MassMutual is a
mutual life insurance  company  organized  under the laws of the  Commonwealth of  Massachusetts  and maintains its principal office at 1295 State Street, Springfield, Massachusetts 01111.

                  Before the commencement of the Fund's  operations,  the persons named above were the only persons owning of record or beneficially 5% or more of the outstanding Interests.

                                             SUMMARY OF LLC AGREEMENT
                  The following is a summary  description of additional  items and of select  provisions of the LLC
Agreement  that are not  described  elsewhere  in this SAI or in the Fund's  prospectus.  The  description  of such items and  provisions  is not  definitive  and  reference  should be made to the complete text of the LLC Agreement contained in Appendix C to the prospectus.

LIABILITY OF MEMBERS
                  Members in the Fund will be members of a limited  liability  company as provided  under  Delaware law.  Under  Delaware  law and the LLC  Agreement,  a Member  will not be  liable  for the  debts,  obligations  or liabilities  of the Fund  solely by reason of being a Member,  except  that the  Member  may be  obligated  to make capital contributions to the Fund pursuant to the LLC Agreement,  to repay any funds wrongfully  distributed to the
Member.  A Member may be required to  contribute to the Fund,  whether  before or after the Fund's  dissolution  or after the  Member  ceases to be a Member,  such  amounts  as the Fund deems  necessary  to meet the  Fund's  debts, obligations or liabilities  (not to exceed for any Member,  the aggregate amount of any  distributions,  amounts in connection  with the  repurchase of all or a portion of the Member's  interests  and any other amounts  received by the Member from the Fund during or after the fiscal year to which any debt,  obligation  or  liability  of the Fund is incurred).

DUTY OF CARE

The LLC Agreement provides that neither the Managers, OFI, or Tremont (including certain of their affiliates, among others) shall be liable to the Fund or any of the Members for any loss or damage occasioned by any act or omission in the performance of their respective services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.  The LLC Agreement also contains provisions for the indemnification, to the extent permitted by law, of the Managers by the Fund, but not by the Members
individually, against any liability and expense to which any of them may be liable which arises in connection with the performance of their activities on behalf of the Fund.  A Manager will not be personally liable to any
Member for the repayment of any balance in such Member's capital account or for contributions by such Member to the capital of the Fund or by reason of any change in the Federal or state income tax laws applicable to the Fund or its Members.  The rights of indemnification and exculpation provided under the LLC Agreement do not provide for indemnification of a Manager for any liability, including liability under Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith, to the extent, but only to the extent, that such indemnification would be in violation of applicable law.

POWER OF ATTORNEY

                  By purchasing  an Interest and by signing the LLC Agreement  (which each Member will do by virtue of signing the Member  certification  form attached to the  prospectus as Appendix A), each Member will appoint OFI and each of the Managers his or her  attorney-in-fact  for purposes of filing required  certificates  and documents relating to the  formation  and  continuance  of the Fund as a limited  liability  company  under  Delaware  law or signing all  instruments  effecting  authorized  changes in the Fund or the LLC Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Fund.

                  The power-of-attorney  granted in the LLC Agreement is a special  power-of-attorney  coupled with an interest in favor of OFI and each of the Managers and as such is  irrevocable  and continues in effect until all of such Member's  Interest has been withdrawn  pursuant to a repurchase or redemption of the Interest or a transfer to one or more transferees that have been approved by the Board for admission to the Fund as substitute Members.

TERM, DISSOLUTION AND LIQUIDATION

                  The Fund will be dissolved:

o        upon the  affirmative  vote to dissolve  the Fund by both (1) the Board and (2)  Members  holding at least two-thirds of the total number of votes eligible to be cast by all Members;

o        upon the  expiration of any two-year  period that  commences on the date on which any Member has submitted a written  notice to the Fund  requesting  the  repurchase  of its entire  Interest,  in accordance  with  the LLC  Agreement,  if the  Fund  has not  repurchased  the  Member's
                           Interest;

o        at the election of OFI;

o        upon the  failure  of  Members  to elect  successor  Managers  at a meeting  called by OFI when no Manager remains to continue the business of the Fund; or

o        as required by operation of law.

                  Upon the occurrence of any event of  dissolution,  the Board or OFI,  acting as liquidator  under appointment  by the Board (or another  liquidator,  if the Board does not appoint  OFI to act as  liquidator  or is unable to perform this  function),  is charged with winding up the affairs of the Fund and  liquidating its assets.
Net  profits  or net loss  during the fiscal  period  including  the period of  liquidation  will be  allocated  as described in the prospectus under "Capital Accounts -- Allocation of Net Profits and Losses."

                  Upon the  dissolution  of the Fund,  its assets are to be  distributed  (1) first to satisfy  the debts,  liabilities  and  obligations  of the Fund,  other than debts to Members,  including  actual or anticipated liquidation  expenses,  (2) next to satisfy debts,  liabilities and obligations  owing to the Members,  (3) next to the Special  Advisory  Member to the extent of any balance in the Special  Advisory  Account after giving effect to any  Incentive  Allocation  to be made as of the date of  dissolution  of the Fund,  and (4) finally to the Members proportionately  in accordance with the balances in their respective  capital  accounts.  Assets may be distributed in-kind  on a pro rata  basis if the  Board or  liquidator  determines  that  such a  distribution  would be in the interests of the Members in facilitating an orderly liquidation.

VOTING

                  Each  Member has the right to cast a number of votes equal to the value of the  Member's  capital account at a meeting  of  Members  called by the Board or by  Members  holding  25% or more of the total  number of votes  eligible to be cast.  Members will be entitled to vote on any matter on which  shareholders  of a registered investment  company  organized  as a  corporation  would  normally be entitled to vote,  including  the election of
Managers,  approval of the Fund's  agreement  any  investment  adviser of the Fund,  and approval of the  Company's auditors,  and on certain other matters,  to the extent that the Investment  Company Act requires a vote of Members on any such  matters.  Except for the exercise of their voting  privileges,  Members in their  capacity as such are not entitled to participate in the  management or control of the Fund's  business,  and may not act for or bind the
Fund.  The interest of the Special Advisory Member is non-voting.

REPORTS TO MEMBERS

                  The Fund will furnish to Members as soon as  practicable  after the end of each taxable year such information  as is necessary  for such Members to complete  Federal and state  income tax or  information  returns, along with any other tax  information  required by law. The Fund will send to Members a semi-annual  and an audited annual  report  within 60 days after the close of the period for which it is being made,  or as otherwise  required by the Investment  Company Act.  Quarterly  reports from OFI or Tremont regarding the Fund's operations during each fiscal quarter also will be sent to Members.

FISCAL YEAR

                  For accounting  purposes,  the Fund's fiscal year is the 12-month  period ending on March 31. The first  fiscal year of the Fund will  commence on the date of the  initial  closing and will end on March 31,  2002.
For tax  purposes,  the Fund  intends to adopt the  12-month  period  ending  December  31 of each year will be the taxable year of the Fund. as its taxable year.  However, in certain circumstances the Fund may be required to adopt a taxable year ending on another date.  A taxable year ending on such other date may therefore be required temporarily until the Fund has attracted additional investors with calendar years for tax purposes, at which time the Fund may be eligible to change its taxable year-end to December 31.

                                        FUND ADVERTISING AND SALES MATERIAL
                  Advertisements  and sales  literature  relating  to the Fund and  reports to Members  may include quotations of investment  performance.  In these  materials,  the Fund's  performance will normally be portrayed as the net return to an  investor  in the Fund  during  each  month or  quarter  of the  period  for which  investment
performance  is  being  shown.  Cumulative  performance  and  year-to-date   performance  computed  by  aggregating
quarterly or monthly return data may also be used.  Investment  returns will be reported on a net basis,  after all fees and expenses and the Incentive  Allocation.  Other  methods may also be used to portray the Fund's  investment performance.

                  The  Fund's  investment  performance  will  vary  from  time to time,  and past  results  are not necessarily representative of future results.

                  Comparative  performance  information,  as well as any published ratings,  rankings and analyses, reports and articles  discussing  the Fund,  may also be used to advertise or market the Fund,  including  data and materials  prepared by recognized  sources of such  information.  Such  information may include  comparisons of the
Fund's  investment  performance  to the  performance of recognized  market  indices and indices,  including but not limited to the  CSFB/Tremont  Hedge Fund Index, an index prepared in part by Tremont  Advisers,  Inc., an affiliate of OFI and Tremont.  Comparisons  may also be made to economic and  financial  trends and data that may be relevant for investors to consider in determining whether to invest in the Fund.

                                               FINANCIAL STATEMENTS
                  The following comprise the financial statements of the Fund:

o        Independent Auditors' Report.

o        Statement of Assets and Liabilities.

o        Notes to the Financial Statements.

                                          Report of Independent Auditors

The Board of Managers of
      Oppenheimer Tremont Market Neutral Fund, L.L.C.

We have audited the  accompanying  statement of assets and liabilities of Oppenheimer  Tremont Market Neutral Fund,
L.L.C.  (the  Fund) as of  November  14,  2001.  This  financial  statement  is the  responsibility  of the  Fund's management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in  accordance  with  auditing  standards  generally  accepted in the United  States.  Those standards  require that we plan and perform the audit to obtain  reasonable  assurance  about whether the financial statements are free of material  misstatement.  An audit includes examining,  on a test basis,  evidence supporting the  amounts  and  disclosures  in the  financial  statements.  An audit also  includes  assessing  the  accounting principles  used and  significant  estimates  made by  management,  as well as  evaluating  the  overall  financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our  opinion,  the  financial  statement  referred to above  presents  fairly,  in all  material  respects,  the financial  position of Oppenheimer  Tremont Market Neutral Fund,  L.L.C.  at November 14, 2001, in conformity  with accounting principles generally accepted in the United States.

                                                     /s/ ERNST & YOUNG LLP

New York, New York
December 12, 2001

                                   Oppenheimer Tremont Market Neutral Fund, LLC

                                        Statement of Assets and Liabilities
                                                 November 14, 2001

ASSETS:
Cash                                        $100,000

LIABILITIES:                                   ----

Net Assets                                  $100,000
                                            --------

MEMBER'S CAPITAL:
Capital Contributions                       $100,000
                                            --------

Notes to Statement of Assets and Liabilities
Note 1.  Organization

         Oppenheimer  Tremont  Market  Neutral Fund,  LLC (the  "Fund"),  was organized in the State of Delaware on
         October 3, 2001 as a  non-diversified,  closed-end  management  investment  company  registered  under the
         Investment  Company Act of 1940,  as amended.  The Fund has had no  operations  through  November 14, 2001 other than those  related to  organizational  matters  and the sale and  issuance  of  $100,000 of limited liability company interests in the Fund to OppenheimerFunds, Inc. (OFI or the "Adviser").

         On  November  19,  2001 the Fund's  Board of  Managers  (the  "Board")  approved  an  Investment  Advisory
         Agreement  with  OFI  and a  Distributor's  Agreement  with  OppenheimerFunds  Distributor,  Inc.  (OFDI).
         Tremont  Partners,  Inc.,  an  affiliate  of the  Adviser,  serves as the Fund's  investment  manager (the
         "Investment Manager").

         The Fund's  investment  objective is to seek long-term capital  appreciation  consistent with preservation of capital while attempting to generate positive returns over various market cycles.

         The Fund may offer from time to time to repurchase  outstanding  Interests  pursuant to written tenders by investors.  The Adviser  expects  that it will  recommend  to the Board that the Fund  initially  offer to repurchase from investors in December 2002 and, thereafter, twice each year in March and September.

Note 2.  Significant Accounting Policies

         OFI has assumed all  organization  costs which were  estimated  at $123,000  and has assumed all  offering costs estimated to be $146,750 associated with the initial registration and offering of interests.

         The Fund's financial  statements are prepared in conformity with accounting  principles generally accepted in the United States which may require the use of management  estimates and  assumptions.  Actual  results could differ from those estimates.

         No provision  for the payment of Federal,  state or local income taxes has been  provided.  Each  investor is  individually  required to report on its own tax returns its  distributive  share of the Fund's taxable income or loss.

Note 3.  Management Fee, Investor Servicing Fee and Incentive Allocation

         The Fund will pay the  Adviser a monthly  fee (the  "Management  Fee") at the annual  rate of 1.00% of the
         Fund's net assets.  The Adviser is also  entitled to receive a  performance-based  allocation  equal to 5%
         of the net  profits,  if any,  that  otherwise  would have been  credited to the  capital  account of each investor (the  "Incentive  Allocation"),  subject to a high water mark and hurdle rate as described in the
         Fund's prospectus.

         The Fund will pay the Adviser an  administrative  servicing  fee  quarterly at the annual rate of 0.25% of the Fund's net assets.  In addition,  the Fund will pay an investor  servicing fee quarterly at the annual rate of up to 0.50% of the Fund's net assets to reimburse  OFDI for payments  made to brokers,  dealers or financial advisers for client and account servicing and related costs.

                                                    APPENDIX A

                                                Sales Load Waivers

In certain cases, the initial sales load that applies to purchases of Interests may be waived in recognition of the realization of the economies of sales efforts by OppenheimerFunds Distributor, Inc., ("OFDI"), or by dealers or other financial institutions that offer Interests to certain classes of investors.

For the purposes of some of the waivers described below and as described in the prospectus, the term "Retirement
Plan" refers to the following types of plans:

(1)      plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
(2)      non-qualified deferred compensation plans,
(3)      employee benefit plans1
(4)      Group Retirement Plans2
(5)      403(b)(7) custodial plan accounts
(6)      Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or
              SIMPLE plans

The interpretation of these provisions as to the applicability of a waiver in a particular case is in the sole discretion of OFDI.  These waivers may be amended or terminated at any time by the Fund, OFDI, and/or
OppenheimerFunds, Inc. ("OFI").
Waivers must be requested by the investor and/or the investor's broker or dealer at the time of purchase.

--------------
1.       An "employee benefit plan" means any plan or arrangement, whether or not it is "qualified" under the
     Internal Revenue Code, under which Interests are purchased by a fiduciary or other administrator for the account of participants who are employees of a single employer or of affiliated employers. These may include, for example, medical savings accounts, payroll deduction plans or similar plans. The fund accounts must be registered in the name of the fiduciary or administrator purchasing the shares for the benefit of participants in the plan.
2.       The term "Group Retirement Plan" means any qualified or non-qualified retirement plan for employees of a corporation or sole proprietorship, members and employees of a partnership or association or other organized group of persons (the members of which may include other groups), if the group has made special arrangements with OFDI and all members of the group participating in (or who are eligible to participate in) the plan to purchase Interests through a single investment dealer, broker or other financial institution designated by the group. Such plans include 457 plans, SEP-IRAs, SARSEPs, SIMPLE plans and 403(b) plans other than plans for public school employees. The term "Group Retirement Plan" also includes qualified retirement plans and non-qualified deferred compensation plans and IRAs that purchase Interests through a single investment dealer, broker or other financial institution that has made special arrangements with OFDI enabling those plans to purchase Interests.

                                             II. Waivers of Sales Load

A.  Waivers of Sales Load for Certain Purchasers.

Interests purchased by the following investors are not subject to any sales load (and no commissions to brokers or dealers are paid by OFDI on such purchases):

|_|      OFI or its affiliates.
|_|      Present or former officers, directors, trustees and employees (and their "immediate families") of the
              Fund, OFI and its affiliates, and retirement plans established by them for their employees. The term "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
|_|      Registered management investment companies, or separate accounts of insurance companies having an agreement with OFI or OFDI for that purpose.
|_|      Dealers or brokers that have a sales agreement with OFDI, if they purchase Interests for their own accounts or for retirement plans for their employees.
|_|      Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to OFDI) or with OFDI. The purchaser must certify to OFDI at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
|_|      Dealers, brokers, banks or registered investment advisers that have entered into an agreement with OFDI providing specifically for the use of Interests in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or adviser for the purchase or sale of Interests.
|_|      Investment advisers and financial planners who have entered into an agreement for this purpose with OFDI and who charge an advisery, consulting or other fee for their services and buy Interests for their own accounts or the accounts of their clients.
|_|      "Rabbi trusts" that buy Interests for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with OFDI for those purchases.
|_|      Clients of investment advisers or financial planners (who have entered into an agreement for this purpose with OFDI) who buy Interests for their own accounts may also purchase Interests without a sales load but only if their accounts are linked to a master account of their investment adviser or financial planner on the books and records of the broker, agent or financial intermediary with which OFDI has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing Interests.
|_|      Directors, trustees, officers or full-time employees of OpCap Advisers or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns
              Interests for those persons.
|_|      Accounts for which Oppenheimer Capital (or its successor) is the investment adviser (OFDI must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
|_|      A unit investment trust that has entered into an appropriate agreement with OFDI.
|_|      Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with OFDI to sell Interests to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
|_|      Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal
              Revenue Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with OFDI for those purchases.

B.  Waivers of Sales Load in Certain Transactions.

Interests issued or purchased in the following transactions are not subject to sales loads (and no commissions to brokers or dealers are paid by OFDI on such purchases):

|_|      Interests issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party.
|_|      Interests purchased by the reinvestment of distributions reinvested from the Fund [or other Oppenheimer funds (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor].
|_|      Interests purchased through a broker-dealer that has entered into a special agreement with OFDI to allow the broker's customers to purchase and pay for Interests using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by OFI or any of its subsidiaries)
              on which an initial sales charge was paid. [This waiver also applies to shares purchased by exchange of shares of Oppenheimer Money Market Fund, Inc. that were purchased and paid for in this manner.] This waiver must be requested when the purchase order is placed for Interests, and OFDI may require evidence of qualification for this waiver.
|_|      Interests purchased with the proceeds of maturing principal units of any Qualified Unit Investment
              Liquid Trust Series.
|_|      Interests purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which OFI or an affiliate acts as sponsor.

--------
10       The calculation of a particular exempt organization's UBTI would also be affected if it incurs indebtedness to finance its investment in the Fund.  An exempt organization is required to make estimated tax payments with respect to its UBTI.
11       Certain exempt organizations which realize UBTI in a taxable year will not constitute "qualified organizations" for purposes of Section 514(c)(9)(B)(vi)(I) of the Code, pursuant to which, in limited circumstances, income from certain real estate partnerships in which such organizations invest might be treated as exempt from UBTI.  A prospective tax-exempt Member should consult its tax adviser in this regard.
12       New York State (but not New York City) generally exempts from corporate franchise tax a non-New York corporation which (i) does not actually or constructively own a 1% or greater limited partnership interest in a partnership doing business in New York and (ii) has a tax basis in such limited partnership interest not greater than $1 million.